Exhibit 10.25

OFFICE FULL-SERVICE GROSS LEASE

between

30 MONTGOMERY PARTNERS, LLC,

a Delaware limited liability company,

AS LANDLORD

and

YGF OATS LIFE LLC,

a Texas limited liability company,

AS TENANT

for

30 MONTGOMERY STREET

JERSEY CITY, NEW JERSEY

SUMMARY OF BASIC LEASE INFORMATION

This Summary of Basic Lease Information (the “Lease Summary”) is hereby incorporated into and made a part of the attached Office Full-Service Gross Lease (this Lease Summary and the Office Full-Service Gross Lease to be known collectively as the “Lease”). In the event of a conflict between the terms of this Lease Summary and the Office Full-Service Gross Lease, the terms of the Office Full- Service Gross Lease will prevail. Any capitalized terms used herein and not otherwise defined herein will have the meaning as set forth in the Office Full-Service Gross Lease.

1.	Date:	October 10, 2022.

2.	Landlord:	30 MONTGOMERY PARTNERS, LLC, a Delaware limited liability company.

3.	Address of Landlord:	c/o American Realty Advisors, LLC 515 South Flower Street, 49th Floor Los Angeles, California 90071 Attn: Stanley L. Iezman

And

c/o American Realty Advisors, LLC 515 South Flower Street, 49th Floor Los Angeles, California 90071 Attn: Legal Department

4.	Tenant:	YGF OATS LIFE LLC, a Texas limited liability company.

5.	Address of Tenant:	YGF Oats Life LLC 1805 Rosedale Street Houston, Texas 77004 Attn: Kui Shi

(Prior to Commencement Date)

and

YGF Oats Life LLC 30 Montgomery Street, Suite 680 Jersey City, New Jersey 07302 Attn: Kui Shi

(After Commencement Date)

6.	Guarantor(s):	None.

7.	Premises:	Suite No. 680, which the parties agree contains 1,704 leasable square feet, in the Building. The Premises are outlined on the plan attached to this Lease as Exhibit A and do not include the exterior walls or roof of the Building or any of the Common Areas of the Project.

8.	Building:	The building of which the Premises are a part (the “Building”) is located at 30 Montgomery Street, Jersey City, New Jersey on the real property described on Exhibit C (together with the Building and any other improvements located thereon now or in the future, the “Project”). The Project is known as “30 Montgomery Street.” The parties agree that the Project contains 317,828 leasable square feet. No representation is being made that the Project will contain any certain land or that the Project will have any certain configuration or contain any specific tenants or occupants.

Lease Summary, Page (1)

9.	Term:

(a) Lease Term:	Two (2) Lease Years and three (3) months.

(b) Commencement Date:	The Possession Date, which shall occur promptly following the full execution and delivery of this Lease.

(c) Expiration Date:	The last day of the twenty-seventh (27th) full calendar month of the Lease Term.

10.	Minimum Rent:

Lease Year	Annual Minimum Rent	Monthly Installment of Minimum Rent

1	$69,012.00	$5,751.00

2	$71,082.36	$5,923.53

3 (through Expiration Date)	$73,214.83	$6,101.24

Provided that Tenant has faithfully performed all of the terms and conditions of this Lease, Landlord agrees to abate the obligation of the Tenant named in this Lease Summary (“Named Tenant”) to pay Minimum Rent for the first three (3) complete calendar months of the initial Term, commencing on the Commencement Date (the “Conditional Rent”). Notwithstanding the foregoing, however, during such abatement period, Tenant will still be responsible for the payment of all Additional Rent payable under this Lease. In the event of a Default at any time during the Term or at termination of this Lease for any reason other than a Landlord default, in addition to any other remedies to which Landlord may be entitled, Landlord will be entitled, in Landlord’s sole discretion, to (a) recover the Conditional Rent (i.e., the amount of the Conditional Rent will not be deemed to have been abated, but will become immediately due and payable as unpaid Rent earned, but due at the time of such Default or termination) or (b) cause the unapplied portion of the Conditional Rent as of such Default or termination to be moved to the end of the Term and Tenant will immediately be obligated to pay all Minimum Rent and Additional Rent for the Premises in full. The right to the abatement set forth above will be personal to Named Tenant and any Permitted Transferee and will not be transferable to any assignee, sub-lessee or other transferee of Named Tenant’s interest in this Lease.

Notwithstanding the foregoing, in lieu of the abatement set forth above, Landlord will have the right, upon written notice to Tenant given at any time prior to the first (1st) day of the first (1st) complete calendar month of the initial Term, to pay to Tenant an amount equal to the remaining Conditional Rent to which Tenant would otherwise be entitled, in which case Tenant will commence the payment of Minimum Rent on the first (1st) day of the first (1st) complete calendar month following the date of such notice.

11.	Other Amounts Payable:

(a)	Tenant’s Proportionate Share:	Approximately 0.536%.

(b)	Base Year:	Calendar year 2023.

12.	Construction:

(a)	Allowance:	None.

(b)	Landlord Supervision Fee:	None.

Lease Summary, Page (2)

13.	Initial Payments:

(a)	Security Deposit:	$18,303.71.

(b)	Prepaid Rent:	$5,751.00.

14.	Permitted Use:	General office use consistent with the character of a Class “A” office building.

15.	Parking:	Zero.

16.	Brokers:

(a)	Tenant’s Broker:	None

(b)	Landlord’s Broker:	Cushman & Wakefield of New Jersey, LLC

17.	Addenda and Exhibits:	The exhibits listed below are incorporated by reference in this Lease.

Exhibit A	Floor Plan of Premises
Exhibit B	Site Plan of Building
Exhibit C	Legal Description
Exhibit D	Term Certification
Exhibit E	Intentionally Omitted
Exhibit E-1	Landlord Work / Tenant Improvements
Exhibit E-2	Construction Rules
Exhibit F	Building Services
Exhibit G	Rules and Regulations
Exhibit H	Parking Agreement

Lease Summary, Page (3)

OFFICE FULL-SERVICE GROSS LEASE

THIS OFFICE FULL-SERVICE GROSS LEASE (the “Lease”) is made effective as of October 10, 2022 by and between 30 MONTGOMERY PARTNERS, LLC, a Delaware limited liability company (“Landlord”), and YGF OATS LIFE LLC, a Texas limited liability company (“Tenant”), as follows:

ARTICLE 1

LEASE OF PREMISES

In consideration of the Rent and the provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises. In addition, Tenant will have the non-exclusive right (unless otherwise provided herein) in common with Landlord, other tenants, subtenants, and invitees to use the Common Areas. In no event will Tenant or its agents or employees have any right to use the Common Areas for display or sale of merchandise, for advertising or marketing of any kind, or for the placement of any signage (subject to the limited signage rights granted to Tenant herein). The agreed-upon leasable areas of the Premises and the Project set forth in this Lease are not representations or warranties of the exact number of leasable square feet therein but rather are only reasonable approximations that will be conclusive and binding as between the parties, subject to adjustment of the leasable area of the Project as set forth in the definition of Tenant’s Proportionate Share below. In no event will Minimum Rent be subject to increase or decrease if the actual leasable area of the Premises is larger or smaller than the agreed-upon leasable area. Landlord will have exclusive control of the Common Areas and may restrain or permit any use or occupancy of the Common Areas and/or may temporarily close any portion of the Common Areas for repairs, remodeling and/or alterations, to prevent a public dedication or the accrual of prescriptive rights, or for any other reasonable purpose. American Realty Advisors, LLC, a Delaware limited liability company (collectively with its affiliates, “Advisor”), is the real estate investment advisor to Landlord.

ARTICLE 2

DEFINITIONS

Except as otherwise defined in this Lease, capitalized terms will have the meanings set forth on the Lease Summary. As used in this Lease, the following terms will have the following definitions:

2.1 Additional Rent. All amounts, costs and expenses that Tenant assumes, or agrees or is otherwise obligated to pay to Landlord under this Lease other than Minimum Rent.

2.2 Base Year. As set forth on the Lease Summary.

2.3 Building Services. As set forth in Exhibit F.

2.4 Building Structure. The Building’s roof, foundation and structural members of exterior walls. The Building Structure does not include windows, skylights, glass or plate glass, doors, door hardware, door frames, special fronts or entries, or any Building systems.

2.5 Business Days. Days other than Saturdays, Sundays and Holidays. If any item must be accomplished or delivered hereunder on a day that is not a Business Day, it will be timely to accomplish or deliver the same on the next following Business Day.

2.6 Business Hours. As set forth in Exhibit F.

2.7 Claims. Actions, causes of action, charges, claims, contribution costs, damages, demands, expenses (including, without limitation, attorneys’ fees and fees and costs of consultants and other professionals), fines, liabilities, liens, losses, obligations, penalties, proceedings, response costs, or suits. All references in this Lease to Landlord’s “attorneys’ fees” will mean and refer to all of Landlord’s and/or Advisor’s fees and costs for attorneys, including in-house attorneys.

2.8 Common Areas. All areas for the common and joint use and benefit of Landlord, the buildings in and/or adjoining the Project, Tenant, and other tenants of the Project, and their respective employees, customers, and other invitees including, but not limited to, the building lobbies on the ground floor and multi-tenant floors of the Building, common corridors, common restrooms (as opposed to restrooms for the exclusive use of any tenant), passageways, elevators, stairways, unrestricted parking areas, sidewalks, pedestrian walkways, if any, loading docks, entrances, exits, driveways and walkways, facilities and loading facilities, freight elevators, terraces and landscaped areas in and around the Building, and other public or common areas in the Project designated as such by Landlord.

2.9 Hazardous Materials. Any hazardous or toxic substance, material or waste as defined in any Laws applicable to the Building or the Project.

2.10 Insurance Costs. All costs incurred by Landlord for insurance with respect to the Project, including but not limited to the insurance required under Article 17 below.

2.11 Interest Rate. The maximum rate permitted by Law.

2.12 Landlord Related Parties. Landlord, Landlord’s Affiliates, Advisor, and the members, principals, beneficiaries, partners, trustees, shareholders, directors, officers, employees, mortgagees, managers (including investment managers and property managers), representatives, brokers, contractors, attorneys, and agents of Landlord, Landlord’s Affiliates and Advisor, and the successors of such parties.

2.13 Landlord Work. The work to be performed by Landlord, if any, set forth in Exhibit E-1.

2.14 Law or Laws. All laws, statutes, ordinances or other rules, directives, orders, regulations, guidelines, or requirements of any governmental entity or governmental agency.

2.15 Lease Year. Each twelve (12) month period or portion thereof during the Term, commencing with the Commencement Date, without regard to calendar years; provided, however, if the Commencement Date is not the first day of the month, then the first (1st) Lease Year will commence on the first day of the first calendar month after the Commencement Date and be deemed to include the partial month at the beginning of the Term.

2.16 Operating Costs. Any and all expenses, costs and amounts of every kind and nature which Landlord and its agents, employees and contractors incur or which otherwise accrue because of or in connection with the ownership, management, maintenance, repair, replacement, compliance with Law and operation of the Building and Project, other than Taxes, Insurance Costs, and the cost of any capital improvements (except for the cost of capital improvements (A) that are intended as a labor saving device or to effect other economies in the operation or maintenance of the Building or the Project, or any portion thereof, (B) that are required under any Law, or (C) that are in Landlord’s opinion necessary to maintain the Building or the Project, or any portion thereof, in good condition and repair, which cost will be amortized and included in Operating Costs, including interest on the unamortized cost, over its useful life or any other appropriate amortization period, as Landlord will reasonably determine). Notwithstanding the foregoing, for purposes of this Lease, “Operating Costs” will not include:

2.16.1 Costs (including permit, license and inspection costs) incurred in renovating or otherwise improving, decorating or redecorating rentable space for other tenants or vacant rentable space;

2.16.2 Utilities or services sold to Tenant or others for which Landlord is entitled to and actually receives reimbursement (other than through any operating cost reimbursement provision similar to the provisions set forth in this Lease);

2.16.3 Except as otherwise specifically provided in this Section, alterations to the Building that are considered capital improvements or replacements of such capital improvements under sound real estate management principles;

2.16.4 Depreciation and amortization, except on materials, small tools and supplies purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, where such depreciation and amortization would otherwise have been included in the charge for such third party services, all as determined in accordance with sound real estate management principles;

2.16.5 Services or other benefits that are not available to Tenant, but which are provided to other tenants of the Building;

2.16.6 Overhead or any profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for services in or in connection with the Building to the extent the same exceeds the cost of such services that could be obtained from equally qualified third parties on a competitive basis or at market rates;

2.16.7 Except as otherwise specifically provided in this Section, interest on debt or amortization on any mortgages, other charges, costs and expenses payable under any mortgage, if any, and costs for financing and refinancing the Project;

2.16.8 Ground rents;

2.16.9 Compensation and employee benefits paid to clerks, attendants or other persons in any commercial concession operated by Landlord, except the Building parking facility;

2.16.10 Rentals and other related expenses incurred in leasing equipment, the cost of which would otherwise be excluded capital expenses hereunder, except equipment used (a) in performing repairs and replacements and/or in providing janitorial or similar services and which is not affixed to the Building, or (b) in case of emergency;

2.16.11 Electrical power for which Tenant directly contracts with and pays an electrical service company;

2.16.12 Marketing costs, including leasing commissions, attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building, including attorneys’ fees and other costs and expenditures incurred in connection with disputes with present or prospective tenants or other occupants of the Building unless related to the operation or maintenance of the Common Areas;

2.16.13 Costs covered by insurance, to the extent of the insurance proceeds actually received by Landlord;

2.16.14 Costs covered by warranties, to the extent of the amount actually paid under the warranty;

2.16.15 Any service provided directly to and paid directly by any tenant; and

2.16.16 Wages and benefits of any employee who does not devote substantially all of his or her employed time to the Building unless such wages and benefits are prorated to reflect time spent on operating and managing the Building vis-à-vis time spent on matters unrelated to operating and managing the Building.

2.17 Permitted Transfer. As defined in Section 13.8.

2.18 Possession Date. The date on which Landlord tenders possession of the Premises to Tenant, and no action by Tenant will be required therefor.

2.19 Taxes. All taxes, assessments (whether special or general, ad valorem or non-ad valorem) and including, without limitation, transfer taxes, and other charges which Landlord will pay or become obligated to pay with respect to this Lease (including the Rent payable under this Lease), the Building and/or the Project, including, without limitation (a) real property taxes or personal property taxes; (b) any improvements, fixtures and equipment and other property of Landlord located in the Building and/or the Project, except that general net income taxes imposed against Landlord will be excluded; (c) any franchise or margin tax imposed by any governmental entity; and (d) any tax, surcharge or assessment which will be levied in addition to or in lieu of real estate or personal property taxes. Taxes will also include costs and expenses incurred in administering, reviewing, and contesting Taxes. Tenant hereby waives, and assigns, transfers and conveys to Landlord, any and all rights to contest or protest any Taxes. At Landlord’s option, Landlord may pay assessments in installments over the longest period of time permitted by the applicable jurisdiction.

2.20 Telecommunications Systems. All telecommunications systems including but not limited to voice, video, data, and any other telecommunications services provided over wire, fiber optic, microwave, wireless, satellite and any other transmission systems, for part or all of any telecommunications within the Building or from the Building to any other location.

2.21 Tenant Related Parties. Tenant, its Affiliates, agents, contractors, subcontractors, employees, invitees, subtenants, transferees, and any other party claiming by, through or under Tenant.

2.22 Tenant’s Cost Allocation. The sum of the following: (a) Tenant’s Proportionate Share of Operating Costs for the year in question in excess of Tenant’s Proportionate Share of Operating Costs incurred during the Base Year; (b) Tenant’s Proportionate Share of Taxes for the year in question in excess of Tenant’s Proportionate Share of Taxes incurred during the Base Year; and (c) Tenant’s Proportionate Share of Insurance Costs for the year in question in excess of Tenant’s Proportionate Share of Insurance Costs incurred during the Base Year. If at any time during the Term Operating Costs, Insurance Costs or Taxes are not based on a completed, fully occupied, and fully assessed Project having one hundred percent (100%) of the leasable area occupied, then Operating Costs, Insurance Costs and Taxes will be adjusted by Landlord in order to fairly and reasonably approximate the variable components of Operating Costs or Taxes for such year or applicable portion thereof, employing sound accounting and management principles, that would have been payable if the Project were completed, fully assessed and one hundred percent (100%) occupied and fully assessed. If any expense included within the Operating Costs, Insurance Costs or Taxes incurred during the Base Year is thereafter reduced or eliminated (an “Expense Reduction”), then for the purpose of calculating Tenant’s Cost Allocation, the applicable Base Year amount will be reduced to reflect the Expense Reduction.

2.23 Tenant’s Property. All movable partitions, business and trade fixtures, machinery and equipment, communications equipment, and office equipment located in the Premises and acquired by or for the account of Tenant, without expense to or reimbursement by Landlord, that can be removed without damage to the Project, and all furniture, furnishings, records, files and other articles of movable personal property owned by Tenant and located in the Premises; however, in no event will Tenant’s Property include any equipment or other property that Landlord reasonably determines is a leasehold improvement (e.g., rooftop or supplemental air conditioning units).

2.24 Tenant’s Proportionate Share. As set forth on the Lease Summary. Such share is a fraction, the numerator of which is the leasable area of the Premises, and the denominator of which is the leasable area of the Project. Tenant’s Proportionate Share is subject to adjustment in accordance with changes in the leasable area of the Premises or the Project or recalculation of the leasable area of the Project, which Landlord may elect to have done from time to time, provided a consistent basis is applied throughout the Project. Landlord reserves the right to create pools of similarly situated tenants for the purpose of allocating certain Operating Costs, Taxes and/or Insurance Costs that benefit only the tenants in such pool (“Specialized Costs”). For the purpose of allocating Specialized Costs for any pool of which Tenant is a member, Tenant’s Proportionate Share will be a fraction, the numerator of which will be the leasable area of the Premises, and the denominator of which will be the leasable area of the premises of all tenants in such pool.

2.25 Transfer. As defined in Section 13.1.

2.26 Underlying Documents. Applicable zoning, building codes, and all current or future (recorded and unrecorded) ground leases, easements, licenses, operating agreements, declarations, restrictive covenants, covenants, conditions and restrictions affecting the Project (and any portion thereof), reciprocal easement agreements, parking licenses, agreements with transit agencies affecting the Project, and any instruments pertaining to sharing of costs affecting the Project.

ARTICLE 3

PREMISES, TERM AND DELIVERY OF POSSESSION

3.1 Delivery of Possession; Term. If for any reason, Landlord is delayed in delivering possession of the Premises to Tenant after the anticipated Possession Date, Landlord will not be subject to any liability for such failure, and the validity of this Lease will not be impaired. The Term of this Lease will be as set forth on the Lease Summary, as the same may be extended from time to time; however, the terms and provisions of this Lease will be effective as of the date of the full execution and delivery of this Lease. Notwithstanding anything to the contrary set forth in this Lease, if the Commencement Date does not occur within two (2) years of the date of this Lease, this Lease will terminate automatically, unless Landlord and Tenant expressly agree to the contrary in writing.

3.2 Commencement Date. If the Commencement Date is not fixed on the Lease Summary, once the Commencement Date is fixed, within ten (10) days following request by Landlord, Tenant will execute and deliver to Landlord a certificate substantially in the form of Exhibit D attached hereto and made a part hereof, indicating thereon any exceptions thereto that may exist at that time. Failure of Tenant to execute and deliver such certificate within ten (10) days following its request by Landlord will constitute binding and conclusive acceptance of the Premises and acknowledgment by Tenant that the statements included in Exhibit D, as prepared by Landlord, are true and correct.

ARTICLE 4

RENT

Tenant agrees to pay to Landlord all Minimum Rent and Additional Rent (collectively, “Rent”) payable hereunder, without set-off or deduction, in lawful money of the United States of America. If any Rent payment is for a partial calendar month, Tenant will pay for each day in such partial month a rental equal to 1/30 of the Rent payment in question. All Rent will be paid at the address designated by Landlord, which address Landlord may change from time to time by delivery of written notice to Tenant. In no event will Landlord’s acceptance of Rent from any party other than the Tenant named in the Lease Summary create a tenancy between Landlord and such party. Tenant will pay the Rent as follows:

4.1 Minimum Rent. Tenant will pay to Landlord the Minimum Rent without notice or demand, in installments due and payable in advance on the first (1st) day of each calendar month during the Term. Along with and in addition to each monthly Minimum Rent payment under this Lease, Tenant will pay to Landlord any sales, use, transaction, privilege, gross receipts or excise taxes payable on account of the payment or receipt of Minimum Rent or other Additional Rent under applicable Law. In the event of any fractional calendar month, Tenant will pay for each day in such partial month a rental equal to 1/30 of the Minimum Rent. Concurrent with Tenant’s execution of this Lease, Tenant will deliver to Landlord the Prepaid Rent set forth in the Lease Summary, which Landlord will apply to Rent first due under this Lease.

4.2 Tenant’s Cost Allocation. In addition to the Minimum Rent and all other payments due under this Lease, Tenant will pay Tenant’s Cost Allocation, as follows:

4.2.1 Estimated Payments. Landlord will reasonably estimate the amount of Tenant’s Cost Allocation (the “Estimated Payment”) and notify Tenant of the same. Tenant will pay the Estimated Payment in advance, in monthly installments, commencing on the first (1st) day of the month following the month in which Tenant receives such notice and continuing until Landlord notifies Tenant of any revised Estimated Payment. In the event of any fractional calendar month, Tenant will pay for each day in such partial month a rental equal to 1/30 of the Estimated Payment.

4.2.2 Reconciliation. Within one hundred eighty (180) days after the end of each calendar year, Landlord will deliver to Tenant a statement (the “Statement”) setting forth Tenant’s Cost Allocation for such year. If Tenant’s Cost Allocation for such year exceeds the total of the Estimated Payment made by Tenant for such year, Tenant will pay Landlord the amount of the deficiency within ten (10) days of the receipt of the Statement. If the Estimated Payment made by Tenant exceeds Tenant’s Cost Allocation for such year, then Landlord will credit against Tenant’s next ensuing Estimated Payment(s) an amount equal to the difference until the credit is exhausted (or pay such difference to Tenant if the Term has expired). The obligations of Tenant and Landlord to make payments required under this Section will survive the expiration or termination of this Lease, and Landlord’s failure to deliver the Statement will not be deemed a waiver of Landlord’s right to make the adjustments set forth herein.

4.2.3 Landlord’s Records. Provided Tenant is not in Default, Tenant or its agent experienced in auditing such records (which may not be compensated on a contingency basis) will, not more than one (1) time during any twelve (12) month period with respect to the immediately preceding calendar year only, have the right to examine Landlord’s records respecting Operating Costs and Taxes (which will not in any event include any materials containing confidential, privileged or proprietary communications or information, other tenants’ leases, Landlord’s tax returns or financial statements or any other records of Landlord) upon reasonable prior notice (except that no such examination may occur during the months of December or April or during Landlord’s fiscal year end, if other than December 31) specifying which records Tenant desires to examine, during normal business hours at the place or places where such records are normally kept, by sending such notice no later than sixty (60) days following the furnishing of the Statement. Tenant may take exception to matters included in Tenant’s Cost Allocation by sending notice specifying such exception and the reasons therefor to Landlord (including any reports prepared by Tenant’s representative and any accompanying data) no later than thirty (30) days after Landlord makes such records available for examination. If Tenant takes exception to any matter contained in the Statement as provided herein and Landlord and Tenant disagree as to the exception following reasonable good faith discussions, Tenant and/or Landlord may refer the matter to an independent certified public accountant (who is not paid on a contingency fee basis and is a member of a nationally or regionally recognized certified public accounting firm which has previous experience in auditing financial operating records of landlords of office buildings) jointly approved by Landlord and Tenant (which approval will not be unreasonably withheld), whose certification as to the proper amount will be final and conclusive as between Landlord and Tenant. Tenant will promptly pay the cost of such certification, including, without limitation, any reasonable fees incurred by Landlord in connection therewith. Pending resolution of any such exceptions in the foregoing manner, Tenant will continue paying Tenant’s Cost Allocation in the amounts determined by Landlord, subject to adjustment after any such exceptions are so resolved. Tenant acknowledges that any information gathered through an audit is strictly confidential and will not disclose such confidential information to any person or entity other than Tenant’s financial and legal consultants. The Statement will be considered final, except as to matters to which exception is taken in the manner and within the times specified herein. Notwithstanding anything to the contrary contained hereinabove, any audit report prepared by Tenant’s certified public accounting firm will be delivered concurrently to Landlord and Tenant.

4.3 Other Taxes Payable by Tenant. Tenant will reimburse Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes) that are not otherwise reimbursable under this Lease, and are measured by, or reasonably attributable to (a) the cost or value of Tenant’s equipment, furniture, fixtures, and other personal property located at the Premises, or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements is held by Tenant or Landlord; or (b) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If it becomes unlawful for Tenant to reimburse Landlord for any taxes or other charges as required under this Lease, the Minimum Rent will be revised to net Landlord the same net Rent after imposition of any tax or other charge upon Landlord as would have been payable to Landlord but for the reimbursement being unlawful.

4.4 Interest and Late Charges. If any installment of Rent will not be received by Landlord or Landlord’s designee within five (5) days after said amount is due, then (i) Tenant will pay to Landlord a late charge equal to five percent (5%) of the amount due (but in no event will such charge be in excess of the maximum amount permitted by applicable law), and (ii) such unpaid amounts will thereafter bear interest until paid at the Interest Rate. Nothing contained herein will be construed as to compel Landlord to accept any payment of Rent in arrears or late charges should Landlord elect to apply its rights and remedies available under this Lease or at law or in equity in the event of a Default.

ARTICLE 5

SECURITY DEPOSIT

Upon Tenant’s execution of this Lease, Tenant will deposit with Landlord the Security Deposit, as shown on the Lease Summary. The Security Deposit will serve as security for the prompt, full, and faithful performance by Tenant of its obligations under this Lease. In the event that Tenant is in Default hereunder, or in the event that Tenant owes any amounts to Landlord upon the expiration of this Lease, Landlord may use or apply the whole or any part of the Security Deposit for the payment of Tenant’s obligations hereunder. In the event the Security Deposit is reduced by such use or application (including, without limitation, during any eviction moratorium, to the extent allowed by Law), Tenant will deposit with Landlord, within ten (10) days after notice, an amount sufficient to restore the full amount of the Security Deposit. Landlord will not be required to keep the Security Deposit separate from Landlord’s general funds or pay interest on the Security Deposit. Any remaining portion of the Security Deposit will be returned to Tenant within forty-five (45) days subsequent to the later of the Expiration Date and the date Tenant tenders possession of the Premises to Landlord in accordance with this Lease and no outstanding Defaults exist. Tenant waives the provisions of all Laws now or hereafter in force that require return of any remaining Security Deposit within a specified period or limiting the costs, expenses or damages for which Landlord may use a security deposit.

ARTICLE 6

USE

6.1 Permitted Use. Tenant will use the Premises solely for the Permitted Use as shown on the Lease Summary, and for no other purpose without Landlord’s consent (which consent may be withheld in Landlord’s sole discretion). Tenant expressly acknowledges and understand that its Permitted Use is non-exclusive and, unless specifically otherwise set forth herein, that other tenants may sell goods or services identical or similar to those sold by Tenant. The Permitted Use set forth herein is a material consideration to Landlord in entering into the Lease and for Tenant’s entrance into the Project. Neither Tenant nor any trustee who may be appointed in the event of the filing of a petition under the Code (defined below) will conduct, advertise by sign, or permit the conduct of any second-hand, auction, fire, distress, liquidation, going out of business, or sidewalk sale, any bankruptcy sales, or any other sales of goods outside or otherwise in, from, or on the Project. Tenant will comply with (and cause all Tenant Related Parties to comply with), and this Lease is subordinate to any and all Underlying Documents now or hereafter affecting the Building and/or the Project. Tenant will not do or permit to be done anything that will invalidate or increase the cost of any property coverage, or other insurance policy covering the Project or any property located therein, and will, at Tenant’s expense, comply with all insurance company and/or Mortgagee requirements pertaining to the use of the Premises. Tenant will not (a) do or permit anything to be done that would in any way obstruct or interfere with the rights of other tenants or occupants, or violate any restrictions or exclusive uses set forth in any other tenants’ leases; (b) injure, annoy or interfere with the business of any other tenants or occupants or any of their invitees; (c) cause, maintain or permit any nuisance arising out of Tenant’s use or occupancy of the Premises; or (d) commit or suffer to be committed any waste in or upon the Premises or the Project. Tenant will comply with the sustainability practices adopted for the Project from time to time and will not do or permit anything to be done in or about the Premises that would adversely impact any USGBC or other “green agency” rating or certification which has been obtained or which Landlord may pursue for the Building and/or Project. Tenant will provide all accurate information reasonably required by Landlord in order to pursue such rating.

6.2 Compliance. Tenant will not use or occupy the Premises in violation of any Law and will comply with (and cause all Tenant Related Parties to comply with) all Laws that relate to the Premises or Tenant’s use of the Premises (including, without limitation, any requirements to cease or reduce Tenant’s business operations in or Tenant’s use of the Premises), the Building or the Project. Additionally, Tenant will be responsible, at its cost, for compliance of the Premises with applicable Law and any related inspections and will also be responsible for the cost of any alterations to other portions of the Project necessitated by any Alterations or Tenant’s use of the Premises. Other than de minimis amounts of customary office and cleaning supplies (which substances will be used, stored, maintained and disposed of by Tenant and any Tenant Related Parties in compliance with all applicable Laws and in a manner which is consistent with the construction, use and operation of the Project as a first-class project), neither Tenant nor any Tenant Related Party will introduce, generate, handle, store, release, discharge, emit, allow to escape from or otherwise dispose of any Hazardous Material in or about the Premises or Project, including without limitation into the sewer or any other portion of the Project, without the prior written consent of Landlord, which may be conditioned or withheld in Landlord’s sole discretion. Tenant will immediately notify Landlord in writing of any release, discharge, emission, escape or disposal of Hazardous Materials in or about the Premises or the Project of which Tenant becomes aware and provide Landlord copies of any notices, orders, applications, permits and reports received or prepared by or on behalf of Tenant in connection therewith, including without limitation any notices alleging a violation of applicable Law. Upon request, Tenant will provide a list of all Hazardous Materials used, handled or stored in or about the Premises and the quantities thereof, safety data sheets therefore and such other information in connection therewith as may be requested by Landlord. On or before the expiration or earlier termination of this Lease, Tenant will remove from the Premises, the Building and the Project any Hazardous Materials introduced, generated, handled, stored, released, discharged, emitted or otherwise disposed of by or on behalf of Tenant or any Tenant Related Party, including without limitation any equipment or systems containing Hazardous Materials, and perform any other remediation required by applicable Law. If Landlord believes Tenant has violated any provision of this Lease, Landlord may, using appropriate consultants, thoroughly investigate such suspected violation and, if such investigation reveals a violation, then, in addition to all other remedies available to Landlord as a result of such violation, Tenant will reimburse Landlord for its costs of such investigation within ten (10) days of demand.

ARTICLE 7

UTILITIES AND SERVICES

7.1 Utilities and Services. Provided that Tenant is not in Default, Landlord agrees to furnish the Building Services as set forth on Exhibit F. In addition to Minimum Rent, Tenant will pay to Landlord, in addition to Tenant’s monthly installment of Minimum Rent and Estimated Payments, an amount (“Tenant’s Electrical Cost”) equal to $2.00 per rentable square foot of the Premises per annum. Tenant’s Electrical Cost will be payable monthly in twelve (12) equal installments and will be due on the Commencement Date and on the first day of each calendar month thereafter. Tenant’s obligation to pay Tenant’s Electrical Cost will be without limitation as to Tenant’s obligation to pay for other electrical costs under this Lease, including, without limitation, pursuant to Section 7.6 below. Within five (5) days of Landlord’s request, Tenant will provide to Landlord all requested information regarding Tenant’s utility and energy usage at the Premises during the Term (which requested information may include number of computers used in the Premises, operating hours, number of employees per shift and other similar information). Tenant acknowledges that such information may be disclosed to third parties, including governmental agencies and current, potential or future Mortgagees and/or prospective purchasers. Tenant’s obligation to provide any of the foregoing with respect to any period of time during the Term will survive the expiration or earlier termination of this Lease. Tenant acknowledges and agrees that it will be responsible for providing adequate security for its use of the Premises, the Building and the Project and that, regardless of any safety and security devices, services and programs Landlord may elect to provide from time to time, Landlord will have no obligation or liability with respect thereto.

7.2 Government Energy or Utility Controls. In the event of imposition of any government controls, rules, regulations, or restrictions on the use or consumption of energy or other utilities during the Term, both Landlord and Tenant will be bound thereby, and the same will not constitute a constructive eviction of Tenant. In the event of a difference in interpretation by Landlord and Tenant of any such controls, Landlord’s interpretation will prevail, and Landlord will have the right to enforce compliance therewith, including, without limitation, the right of entry into the Premises to effect compliance.

7.3 Interruption in Services. Landlord is not responsible for providing utilities or other services to Tenant and will not be in default hereunder nor be liable for any damages directly or indirectly resulting from, nor will the Rent be abated, for any interruption of or diminution in the quality or quantity of utilities or other services, when the same is occasioned, in whole or in part, by a) repairs, replacements, or improvements; b) by inability to secure or limitation, curtailment, or rationing of, or restrictions on, use of electricity, gas, water, or other form of energy serving the Premises or Project; c) by any accident or casualty; d) by act or Default by Tenant or other parties; or e) by Force Majeure. No failure, delay or diminution in utilities will constitute a constructive eviction or disturbance or relieve Tenant from paying Rent or performing any of its obligations under this Lease.

7.4 Extraordinary Demand. If Landlord determines that Tenant’s use of the Premises, Building and/or Project requires Landlord to provide increased levels of any Building Services (including security services), including but not limited to Tenant’s use of heat generating machines or equipment in the Premises that affect the temperature otherwise maintained by the heating, ventilation and air-conditioning system, Landlord reserves the right to provide increased levels of such Building Services (including security services) as a result thereof, including the right to install supplementary air-conditioning units in the Premises; and the cost of any and all such increased Building Services (including, without limitation, the cost of installation, operation, and maintenance of any such supplementary air- conditioning units) will be paid by Tenant upon demand by Landlord.

7.5 Customary Quantities. Tenant will not consume water or electric current in excess of that usually furnished or supplied for the use of the Premises as general office space (as determined by Landlord) without first procuring the consent of Landlord, and in the event of consent, Landlord may install a water meter or electrical meter in the Premises to measure the amount of water or electric current consumed (or, in the case of excess electrical usage, increase the Tenant’s Electrical Cost paid under Section 8.1 above to reflect such excess usage). Tenant will bear the cost of any such meter and of its installation, maintenance, and repair, and Tenant agrees to pay to Landlord promptly, upon demand, for all water and electric current consumed as shown by said meters at the rates charged for such services by the local public utility plus any additional reasonable expense incurred in keeping account of the water and electric current so consumed. If a separate meter is not installed (and, in the case of excess electrical usage, Tenant’s Electrical Cost is not increased), the excess cost for water and electric current will be established by an estimate made by a utility company or electrical engineer hired by Landlord at Tenant’s expense. Tenant will not use any apparatus or device in the Premises that uses in excess of 120 volts. Tenant will not connect any apparatus with electric current except through existing electrical outlets in the Premises.

7.6 Separate Metering. Nothing in this Article will restrict Landlord’s right to require at any time separate metering of utilities furnished to the Premises at Tenant’s sole cost. In the event utilities are separately metered, Tenant will be responsible for the maintenance, repair and replacement of any such meters at its sole cost and expense.

7.7 Telecommunications. Tenant and Tenant’s telecommunications companies, including but not limited to local exchange telecommunications companies and alternative access vendor services companies (each, a “Telecommunications Company”), will have no right of access to or within the Project for the installation and operation of Tenant’s Telecommunications Systems without Landlord’s prior consent. All work with respect to Tenant’s Telecommunications Systems will be subject to the terms of Article 10 of this Lease and such work will be deemed to be an Alteration. Without in any way limiting Landlord’s right to withhold its consent to a proposed request for access, Landlord will have the right to consider whether a Telecommunications Company is willing to pay reasonable monetary compensation for the use and occupation of the Building for the Telecommunications Systems.

ARTICLE 8

CONDITION OF THE PREMISES

Tenant acknowledges that Tenant is leasing the Premises on an “as is, where is” basis. Tenant’s taking possession of the Premises will be deemed conclusive evidence that, as of the date of taking possession, the Premises were in good order and satisfactory condition. No promise of Landlord to alter, remodel, repair, or improve the Premises or the Project, and no representation, express or implied, respecting any matter or thing relating to the Premises, the Project or this Lease (including, without limitation, the condition thereof) have been made to Tenant by Landlord or its broker or sales agent, other than as may be expressly contained in this Lease.

ARTICLE 9

REPAIRS AND MAINTENANCE

9.1 Landlord’s Obligations. Landlord will maintain and repair the Building Structure, the Common Areas and those Building systems that serve the Premises on a non-exclusive basis and were not installed by or on behalf of Tenant.

9.2 Tenant’s Obligations. Tenant, at Tenant’s sole expense, will maintain, repair and replace the interior, non- structural portions of the Premises and all Building systems that exclusively serve the Premises or were installed by or on behalf of Tenant in good order, condition, and repair, including without limitation, the following: (a) all heating, ventilation, and air-conditioning (“HVAC”), plumbing, electrical, lighting and sewerage systems and equipment that exclusively serve the Premises or were installed by or on behalf of Tenant, including without limitation any supplemental HVAC unit installed by or for Tenant; (b) all Alterations, fixtures, interior walls, floors, carpets, draperies, window coverings, and ceilings; (c) all interior windows, doors, entrances, and plate glass; and (d) any fire detection or extinguisher equipment that Landlord does not maintain. Tenant’s obligations will include all necessary repairs and replacements, ordinary as well as extraordinary, foreseen as well as unforeseen. All such repairs and replacements will be of first class quality and sufficient for the proper maintenance and operation of the Premises. Tenant will keep and maintain the Premises safe, secure and clean, specifically including, but not by way of limitation, removal of waste and refuse matter. Tenant will not permit anything to be done upon the Premises (and will perform all maintenance and repairs thereto so as not) to invalidate, in whole or in part any warranties, or prevent the procurement of any insurance policies that may, at any time, be required under the provisions of this Lease. Landlord reserves the right to contract for any maintenance, repair or replacement that Tenant is obligated to perform and either bill Tenant directly for the cost of such maintenance, repair or replacement, in which event Tenant will pay such cost within thirty (30) days of receipt of written demand, or include the cost of such maintenance, repair or replacement in Operating Costs.

9.3 Damage by Tenant. Except for ordinary wear and tear, Tenant will promptly reimburse Landlord for any costs that Landlord may incur in making repairs or alterations in and to the Premises, the Project or facilities, systems or equipment of the Project (and in no event will the provisions of Section 17.6 apply to such reimbursement obligation), where the need for such repairs or alterations is caused by Tenant or any Tenant Related Parties.

ARTICLE 10

ALTERATIONS AND ADDITIONS

10.1 Tenant’s Alterations. Except as provided below, Tenant will not make any additions, alterations, or improvements (the “Alterations”) to the Premises without the prior consent of Landlord, which consent will be requested by Tenant at least thirty (30) days prior to the commencement of any work and such request for consent will include: (A) Tenant’s proposed plans and specifications for the Alterations, (B) the names and addresses of Tenant’s contractors (and said contractors’ subcontractors) and materialmen to be engaged by Tenant for the Alterations, and (C) certificates of insurance, evidencing the insurance required under this Article 10. Landlord’s review and approval of the plans and specifications for the Alterations will create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all Laws. Landlord may impose, as a condition to its consent, any requirements that Landlord in its discretion may deem reasonable or desirable, including requiring Tenant to utilize only contractors designated by Landlord for any portions of the Alterations involving the Project’s structure or any Building systems. Notwithstanding the foregoing, Tenant will have the right to make cosmetic Alterations as Tenant may reasonably deem desirable or necessary (the “Cosmetic Alterations”), without Landlord’s consent, provided that such Alterations (i) are not visible from outside of the Premises; (ii) do not affect the Project’s structure or any Building systems; (iii) do not trigger any legal requirement which would require any alteration or improvements to the Project; (iv) do not, in the aggregate, exceed $10,000 (for Alterations other than floor and wall covering) in any twelve (12) month period; and (v) do not require any license, permit or approval under applicable Law and do not result in the voiding of Landlord’s insurance, the increasing of Landlord’s insurance risk or the disallowance of sprinkler credits. Except as otherwise provided herein, the term “Alterations” will include Cosmetic Alterations.

10.2 Construction Requirements. All Alterations will be performed by a contractor approved by Landlord, in a good and workmanlike manner and otherwise performed and constructed in compliance with all Laws (including obtaining all necessary permits therefor), and Landlord’s construction rules and regulations attached hereto as Exhibit E-2 (the “Construction Rules”). Any Alterations will be performed so as not to cause or create any jurisdictional or other labor disputes and will be performed in such manner as not to obstruct access to the Project or the Common Areas or the conduct of business by Landlord or other tenants in the Project and coordinated with any other work in the Project by Landlord or its tenants in order to minimize interference with such work. Tenant agrees to (1) carry (or cause its general contractor to carry) Causes of Loss-Special Form Builder’s Risk or Installation Floater insurance with a limit of not less than the total cost of the Alterations, in such form and including such terms, conditions and deductibles as are acceptable to Landlord in its sole but reasonable discretion, covering the construction of such Alterations, and (2) cause all of Tenant’s contractors, subcontractors, suppliers, laborers and other third parties providing work or services in the Project on behalf of Tenant to carry the commercial general liability, worker’s compensation and automobile insurance Tenant is required to carry under Article 17 and to comply with the requirements of Article 17 applicable to such insurance (including naming Landlord and the other required parties as additional insureds under the commercial general liability policy and providing the required certificates of insurance). Tenant will reimburse Landlord all of the costs and expenses incurred by Landlord in connection with the review and administration cost of any Alterations and, in the event Landlord oversees the construction of the Alterations, a supervision fee in the amount of five percent (5%) of the cost of the Alterations. Promptly after completion of any Alterations that change the floor plan of the Premises, Tenant will deliver to Landlord “as-built” plans and specifications for the Alterations. Upon completion of the Alterations, Tenant will furnish Landlord with full and final unconditional waiver of liens and contractors’ affidavits and sworn statements, in such form as may be required by Landlord, Landlord’s title insurance company and any Mortgagee, from all parties performing labor or supplying materials or services in connection with the Alterations showing that all of said parties have been compensated in full, and do not retain any right to file any lien, and waive any and all lien rights. Tenant will give Landlord not less than fifteen (15) days prior written notice before commencing any work for which a claim or lien may be filed.

10.3 Landlord’s Property; Removal. All leasehold improvements (including any Alterations) in the Premises will be the property of Landlord from the time of completion and will not be removed by Tenant unless Landlord notified Tenant in writing at least thirty (30) days prior to the Expiration Date that removal would be required (however, if this Lease terminates prior to the Expiration Date, such thirty (30) day period will not apply); provided however, if Tenant requests in writing whether such leasehold improvements will be required to be removed at the time Tenant requests Landlord’s consent to any Alterations Landlord will notify Tenant provided all data and voice cabling and wire and any other components of Tenant’s Telecommunications Systems will be required to be removed in any event. Ownership of any leasehold improvements which Tenant is required to remove will revert to Tenant at the time of removal. Tenant will perform such removal, properly dispose of all debris and improvements and repair any damage caused thereby at Tenant’s sole cost and expense; however, without limiting or affecting any other remedies Landlord may have, if Tenant fails to perform such removal, disposal and/or repair obligations, Landlord may perform the same on Tenant’s behalf and Tenant will reimburse Landlord for all of Landlord’s costs incurred for such removal within ten (10) days of demand. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any required leasehold improvements in the Premises, then at Landlord’s option, Landlord may do so and may charge the cost thereof to Tenant and Tenant will be deemed to be holding over under the Lease.

10.4 Notices and Liens. Tenant agrees not to suffer or permit any lien of any mechanic or materialman to be placed or filed against the Premises or the Project. If any such lien is filed, Tenant will satisfy and release such lien of record (by bond or otherwise) within twenty (20) days after first learning of such lien filing. If Tenant fails to timely satisfy or release any such lien, Landlord may, without being responsible for making any investigation as to the validity of such lien and without limiting or affecting any other remedies Landlord may have, pay the same and Tenant will reimburse Landlord on demand for such amount together with any other reasonable costs incurred by Landlord and/or Landlord will have the right to deduct such costs from the Allowance (if any).

ARTICLE 11

CERTAIN RIGHTS RESERVED BY LANDLORD

Landlord reserves all rights with respect to the Premises, Building and the Project not expressly granted to Tenant in this Lease, including without limitation the following rights, exercisable without any liability to Tenant, without any abatement of Rent and without causing an actual or constructive eviction from the Premises:

11.1 Inspection and Entry. Landlord may enter the Premises on reasonable prior notice to Tenant (except in the event of an emergency or to provide regularly scheduled services, in which case no notice will be required) to inspect the Premises, to make repairs and renovations to the Project and/or to show the Premises to prospective or actual purchasers or Mortgagees and/or (during the last twelve (12) months of the Term and at any time when Tenant is in Default) prospective tenants.

11.2 Renovations. Landlord may, in its sole and absolute discretion, add or remove land from the Project and renovate, improve, alter, or modify (collectively, the “Renovations”) the Project, the Building, Premises and/or Common Areas, including without limitation adding, eliminating or altering the size, location and arrangement of the Project, Building, parking areas and/or Common Areas and any improvements located thereon now or in the future. In connection with such Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Project, limit or eliminate access to portions of the Project, including, without limitation, portions of the Common Areas, or perform work in the Project that may create noise, dust or leave debris.

11.3 Minimize Interference. In the exercise of the rights set forth in this Article 11, Landlord will (except in an emergency) take reasonable steps to minimize any interference with Tenant’s business.

ARTICLE 12

RULES AND REGULATIONS

Tenant will comply with (and cause all Tenant Related Parties to comply with) the rules and regulations attached hereto as Exhibit G (the “Rules and Regulations”). Landlord will not be responsible for any violation of the Rules and Regulations by other tenants or occupants of the Project. All Rules and Regulations, whether now existing or hereafter adopted by Landlord, will be non-discriminatory in nature.

ARTICLE 13

TRANSFERS

13.1 No Transfers without Landlord’s Consent. Except for a Permitted Transfer pursuant to Section 13.8 below, Tenant will not, directly or indirectly, voluntarily, involuntarily, or by operation of law, assign, mortgage, pledge, hypothecate, encumber, lien, collaterally assign, or otherwise transfer this Lease, the Premises, or any interest hereunder or sublease or license the Premises or any portion thereof, by operation of law or otherwise, or permit the use of the Premises by any party other than Tenant and its employees (collectively, a “Transfer”) without the prior written consent of Landlord, which will not be unreasonably withheld; however, Landlord may withhold its consent to a proposed Transfer in its sole and absolute discretion at any time Tenant is in Default hereunder. “Transfer” will also include (a) if Tenant is a partnership, limited liability company or any other non-corporate entity, the withdrawal or change, voluntary, involuntary or by operation of law, of twenty-five percent (25%) or more of the partners, members or owners, or transfer of twenty-five percent (25%) or more of partnership, membership or ownership interests, within a twelve (12)-month period, or the dissolution of the partnership or company without immediate reconstitution thereof, (b) if Tenant is a corporation, the dissolution, merger, consolidation or other reorganization of Tenant, the sale or other transfer of more than an aggregate of twenty-five percent (25%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period; and (c) the sale, mortgage, hypothecation or pledge of more than an aggregate of twenty-five percent (25%) of the value of the unencumbered assets of Tenant within a twelve (12) month period. “Transferee” will mean any person or entity to whom or which any Transfer is made.

13.2 Notice and Fees. If Tenant proposes to complete a Transfer, Tenant will deliver to Landlord (a) a written request asking for Landlord’s consent to the proposed Transfer, or (b) a written notice explaining why Tenant believes Landlord’s consent is not required (in either event, a “Transfer Request”), together with a non-refundable administration and processing fee of $1,500.00 as partial compensation for the cost and expense to be incurred by Landlord in considering such request, and Tenant will pay all reasonable attorneys’ fees incurred by Landlord in documenting any such Transfer, including any Transfer in a bankruptcy or other insolvency proceeding involving Tenant. The Transfer Request will include (i) the proposed effective date of the Transfer (which will be at least forty- five (45) days but not more than one hundred eighty (180) days after the date of the Transfer Request); (ii) a description of the portion of the Premises to be transferred (the “Subject Space”) and all of the terms of the proposed Transfer, including, without limitation, a calculation of the Transfer Premium (as defined below); (iii) the name and address of the Transferee; (iv) current financial statements of the Transferee certified by an officer, partner or owner thereof; and (v) any other information that Landlord may reasonably require. Landlord will respond to any properly delivered Transfer Request within thirty (30) days of Landlord’s receipt of such notice. Whether or not Landlord will grant consent, Tenant will reimburse Landlord for all reasonable legal fees incurred by Landlord in connection with any such request within thirty (30) days after written demand.

13.3 Consent. It will be reasonable under this Lease and under any applicable Law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent: (a) the Transferee is of a character or reputation or engaged in a business that is not consistent with the quality of the Project; (b) the Transferee intends to use the Subject Space for purposes that are not permitted under this Lease; (c) the Transferee is either a governmental agency or instrumentality thereof; (d) the Transfer would cause a violation of another lease or any agreement to which Landlord is a party, or would give an occupant of the Project a right to cancel its lease; (e) the Transfer would likely result in more than a reasonable and safe number of occupants within the Subject Space or significant increase in the use of the parking areas or Common Areas by the Transferee’s employees or invitees; (f) the Transferee is not a party of acceptable financial worth or financial stability in light of the responsibilities involved under this Lease on the date consent is requested, as determined by Landlord; (g) either the Transferee or an Affiliate of the Transferee (i) occupies space in the Project at the time of the request for consent; (ii) is negotiating with Landlord to lease space in the Project at such time; or (iii) has negotiated with Landlord during the twelve (12)-month period immediately preceding the Transfer Request and/or (h) the Transfer would, when taken together with all previous Transfers then in effect, materially increase the density of employees in the Premises or the subject space or would materially increase the scope of usage of utilities and services required to be provided by Landlord under this Lease

13.4 Transfer Premium. If Landlord consents to a Transfer, Tenant will pay to Landlord, within five (5) days of receipt by Tenant, fifty percent (50%) of any Transfer Premium received by Tenant. “Transfer Premium” will mean all rent, additional rent or other consideration payable by such Transferee in excess of the Rent payable by Tenant under this Lease on a per leasable square foot basis after deducting (A) all out-of-pocket expenses incurred by Tenant in connection with the Transfer, such as customary brokerage commissions and reasonable attorneys’ fees, (B) any compensation for the fair market value of Tenant’s Property, and (C) if applicable, reasonable compensation for the sale of Tenant’s business that is not attributable to the value of Tenant’s leasehold interest hereunder. Within one (1) year following the date of the Transfer, Landlord will have the right at all reasonable times to audit the books and records of Tenant relating to any Transfer to confirm the calculation of the Transfer Premium. If the Transfer Premium will be found understated, Tenant will, within thirty (30) days after demand, pay the deficiency, together with interest thereon at the Interest Rate and Landlord’s costs of such audit.

13.5 Recapture. Notwithstanding anything to the contrary contained in this Article, Landlord will have the option, by giving notice to Tenant within twenty (20) days after receipt of any Transfer Request, to recapture the Subject Space. Such recapture notice will cancel and terminate this Lease with respect to the Subject Space as of the effective date of the proposed Transfer; however, if this Lease will be canceled with respect to less than the entire Premises, (i) the Rent reserved herein will be prorated on the basis of the leasable area retained by Tenant in proportion to the leasable area of the Premises, and this Lease as so amended will continue thereafter in full force and effect, and (ii) Tenant will reimburse Landlord for the costs incurred by Landlord to separately demise the Subject Space from the remainder of the Premises. Upon request of either party, the parties will execute written confirmation of the foregoing.

13.6 Effect of Transfer. If Landlord consents to a Transfer, a) no terms or conditions of this Lease will be deemed to have been waived or modified; b) such consent will not be deemed consent to any further Transfer; c) no Transfer will be valid, and no Transferee will take possession of the Premises, until an executed counterpart of all documentation pertaining to the Transfer has been delivered to Landlord; and d) no Transfer will relieve Tenant or any Guarantor from primary liability under this Lease. Any Transfer for which Landlord’s consent is required but not obtained pursuant hereto will constitute a Default under this Lease and will be void and, if such Transfer results in the insolvency of Tenant and/or Tenant is unable to pay its debts (including the Rent due hereunder) as such debts become due, then the obligations of Tenant under this Lease will be personal liabilities of the owners of the ownership interests in Tenant and Landlord will have the right to look to such owners for the performance of all of the Tenant obligations under this Lease as if such owners had personally guaranteed this Lease.

13.7 Tenant Remedy for Landlord Refusal to Consent. Notwithstanding any provision of this Lease or any applicable Laws to the contrary, Landlord and Tenant hereby expressly agree that if a court of competent jurisdiction determines that Landlord unreasonably withheld consent to a proposed Transfer, then Tenant’s sole and exclusive remedy for such breach by Landlord will be the right to obtain injunctive relief. Tenant hereby expressly waives the right to recover monetary damages of any kind whatsoever and attorney’s fees incurred on account of any such breach. Landlord and Tenant expressly agree that Tenant’s sole and exclusive remedy for any alleged wrongful refusal, withholding or delay of consent under this Article will be an action for specific performance, declaratory and injunctive relief. Tenant hereby waives, relinquishes and releases any and all rights to damages of any kind, or the right to terminate this Lease under Section 1995.310 of the California Civil Code, and under all similar Laws now or hereafter in effect.

13.8 Permitted Transfer. Notwithstanding anything to the contrary set forth in this Article, the following Transfers (each, a “Permitted Transfer”) will not require Landlord’s consent: the day-to-day sale and exchange of ownership interests in a publicly traded entity on a recognized, domestic, national securities exchange or over-the-counter in the ordinary course of business or an assignment or subletting of all or a portion of the Premises to an Affiliate of Tenant, provided that, in each case, all the following conditions are satisfied: (a) the transferee assumes, in full, the obligations of Tenant under this Lease; (b) Tenant remains fully liable under this Lease; (c) the use of the Premises remains unchanged; (d) after such transaction is effected, the tangible net worth of the tenant hereunder is equal to or greater than the tangible net worth of Tenant as of the date of this Lease; (e) Landlord will have received an executed copy of all documentation effecting such transfer on or before its effective date that satisfies the conditions set forth herein and includes an assignment and assumption agreement or other appropriate written documentation; and (f) the same is not a subterfuge by Tenant to avoid its obligations under this Lease. A “Permitted Transferee” is any Transferee pursuant to a Permitted Transfer. An “Affiliate” is an entity that is controlled by, controls, or is under common control with a party. “Control” means the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in any entity.

ARTICLE 14

DESTRUCTION OR DAMAGE

14.1 Landlord Termination Rights. If the Premises, the Building or the Project is physically damaged or destroyed by an event of casualty, this Lease will continue in full force and effect and Landlord will repair the damage unless (a) in Landlord’s contractor’s opinion, such damage cannot be repaired within ninety (90) days of the date of the casualty; (b) such damage occurs during the final twelve (12) months of the Term; (c) the insurance proceeds available to Landlord are not sufficient to complete repair or restoration; or (d) Landlord’s lender does not elect to make insurance proceeds available to Landlord for repair and restoration, in which case Landlord will have the right to terminate this Lease by delivering written notice thereof to Tenant within sixty (60) days after the casualty.

14.2 Repairs. If this Lease is not terminated as provided above, Landlord will restore the Premises to shell condition and Landlord will have no obligation to restore the Tenant Improvements and any Alterations. Tenant will be responsible, at its sole cost and expense, for the repair, restoration, and replacement of the Tenant Improvements, any Alterations and Tenant’s Property. Landlord will not be liable for any loss of business, inconvenience, or annoyance arising from any casualty or any repair or restoration of any portion of the Premises or the Project as a result of any damage from any casualty. Following Landlord’s repair of the Premises, Tenant will repair and restore any improvements installed by Tenant to substantially the same condition as prior to the casualty, except for modifications required by Law. All work by Tenant will be subject to the terms and conditions of Article 10.

14.3 Tenant’s Termination Rights. If Landlord does not elect to terminate this Lease pursuant to Section 14.1, and, in Landlord’s contractor’s opinion, the repairs cannot be completed within three hundred sixty five (365) days after the date of the casualty (the “Repair Period”) or the casualty results in damage to any substantial extent during the last twelve (12) months of the Term, then Tenant will have the option to terminate this Lease by giving notice to Landlord within thirty (30) days after such casualty, in which event this Lease will cease and terminate as of the date of such notice. Tenant will also have the right to terminate this Lease if Landlord does not complete repairs within the Repair Period by thirty (30) days’ notice to Landlord after the expiration of the Repair Period; provided however, if Landlord completes repair within such thirty (30) day period, such termination will be nullified and this Lease will continue in full force and effect.

14.4 Abatement. The Rent will abate on an equitable basis to the extent Tenant’s use of the Premises is impaired, commencing with the date of the casualty and continuing until completion of the repairs required of Landlord; provided that if the damage is due to the negligence or willful misconduct of any Tenant Related Party, Rent will only abate to the extent the same is covered by rent loss insurance, if any, carried by Landlord.

14.5 Express Agreement. This Lease will be considered an express agreement governing any case of damage to or destruction of the Premises or the Project by fire or other casualty; and any present or future Law that purports to govern the rights of Landlord and Tenant in such circumstances in the absence of express agreement is hereby waived by the parties and will have no application.

ARTICLE 15

EMINENT DOMAIN

15.1 Whole or Partial Condemnation. If the whole of the Project or the Premises is lawfully taken by condemnation or in any other manner for any public or quasi-public purpose, this Lease will terminate as of the earlier of the date title vests or the date possession is given, and Rent will be prorated to such date. If less than the whole of the Project or the Premises is so taken, this Lease will be unaffected by such taking, except that (a) Tenant will have the right to terminate this Lease by notice to Landlord given within ninety (90) days after the date of such taking if twenty-five percent (25%) or more of the Premises is taken and the remaining area of the Premises is not reasonably sufficient for Tenant to continue operation of its business; and (b) Landlord will have the right to terminate this Lease by notice to Tenant given within ninety (90) days after the date of such taking. If either Landlord or Tenant so elects to terminate this Lease, this Lease will terminate on the thirtieth (30th) day after the date of either such notice. If this Lease is not terminated in the event of a partial taking, Landlord will restore the remaining portion of the Premises as nearly as practicable to its condition prior to the taking (but only to the extent of the award received by Landlord) and Tenant will, at its sole cost and expense, repair, restore and/or replace Tenant’s Property. Notwithstanding any contrary provision of this Lease, the following governmental actions will not constitute a taking or condemnation, either permanent or temporary: (i) an action that requires Tenant’s business or the Project to close during the Term, and (ii) an action taken for the purpose of protecting public safety (e.g., to protect against acts of war, the spread of communicable diseases, or an infestation), and no such governmental actions will entitle Tenant to any compensation from Landlord or any authority, or Rent abatement or any other remedy under this Lease.

15.2 Rent Abatement. If this Lease continues in force upon such partial taking, the Minimum Rent and Tenant’s Proportionate Share will be equitably adjusted according to the remaining leasable area of the Premises and the Project.

15.3 Proceeds of Award. All of the proceeds of any award or payment made by the condemning authority will be the exclusive property of Landlord; however, Tenant will have the right, to the extent that Landlord’s award is not reduced or prejudiced, to claim from the condemning authority (but not from Landlord) such compensation as may be recoverable by Tenant in its own right for relocation expenses and damage to Tenant’s Property.

ARTICLE 16

INDEMNIFICATION, WAIVER, RELEASE AND LIMITATION OF LIABILITY

16.1 Tenant’s Indemnity. Tenant will and does hereby indemnify, defend and hold harmless the Landlord Related Parties against and from any and all Claims arising out of any of the following, even if arising from Landlord’s negligence or willful misconduct: (a) any act in, on or about the Premises or the Project or any part thereof by any Tenant Related Party; (b) any injury, illness, virus or infectious disease (including, without limitation COVID-19) or damage to any person or property in the Premises or outside the Premises and caused by Tenant and/or any Tenant Related Party; (c) any Default or other failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease; and (d) the negligence or willful misconduct of any Tenant Related Party. At Landlord’s request, Tenant will, at Tenant’s expense and by counsel selected by Landlord, defend Landlord in any action or proceeding arising from any such Claim.

16.2 Assumption of Risk. Tenant hereby assumes all risk of damage, injury, illness, virus or infectious disease (including, without limitation COVID-19) to any person or property in, on, or about the Premises from any cause including the gross negligence, sole negligence or willful misconduct of Landlord. Tenant agrees that, unless expressly provided herein, no Landlord Related Parties will be liable for any loss, injury, death, or damage to persons or property resulting from any condition including, but not limited to, acts or omissions (criminal or otherwise) of third parties and/or other tenants of the Project, or their agents, employees or invitees, fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak or flow from or into any part of the Premises, from mold or indoor air quality, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, electrical works or other fixtures in the Building and/or the Project, whether the damage or injury results from conditions arising in the Premises or in other portions of the Building and/or the Project. None of the foregoing will be considered a constructive eviction of Tenant, nor will the same entitle Tenant to an abatement of Rent.

16.3 Limitation of Landlord Liability. Neither Landlord nor any Landlord Related Party will have any personal liability with respect to the Premises or any of the provisions of this Lease. Tenant will look solely to the equity interest of Landlord in the Building for the satisfaction of Tenant’s remedies or judgments. Upon any Transfer of Landlord’s interest in this Lease or in the Building, the transferring Landlord will have no liability or obligation for matters arising under this Lease from and after the date of such Transfer. Notwithstanding anything to the contrary in this Lease, in no event will Landlord be liable under any circumstances for indirect, consequential, or punitive damages or loss of or injury to Tenant’s business, including, without limitation, any damages based on lost profits.

ARTICLE 17

INSURANCE

17.1 Landlord Required Coverage. Landlord will procure and maintain during the Term, (i) a policy or policies of commercial property insurance covering the Project (excluding portions of the Project Tenant is required to insure under Section 17.2.2), (ii) commercial general liability insurance, (iii) business income/rental value insurance, and, (iv) any other insurance deemed appropriate by Landlord or its Mortgagee. Such insurance will be in such amounts, from such companies, and on such terms and conditions as Landlord or its Mortgagee may deem appropriate from time to time. All insurance maintained by Landlord will be in addition to, and not in lieu of, the insurance required to be maintained by Tenant hereunder. Landlord will cause its respective insurance policy(ies) to be endorsed, if necessary, to waive subrogation.

17.2 Tenant Required Coverage. Tenant will maintain the following coverages in the following amounts.

17.2.1 Commercial General Liability Insurance covering Tenant against any claims or suits arising out of bodily injury, death, personal injury or property damage arising out of Tenant’s operations, assumed liabilities or use of the Premises, for limits of liability not less than Two Million and No/100 Dollars ($2,000,000.00) per occurrence and Five Million and No/100 Dollars ($5,000,000.00) annual general aggregate, which amounts (1) may be increased every three (3) years during the Term in order to reflect standard limits for projects similar to the Project; (2) may be achieved by a combination of a primary policy and a “follow form” excess or umbrella liability policy; and (3) will not include an exclusion related to virus and communicable disease to the extent commercially available at commercially reasonable rates.

17.2.2 Commercial Property Insurance covering (a) Tenant’s Property, and (b) any improvements and Alterations, made by Tenant or at Tenant’s request. Such insurance will be written on a “Causes of Loss – Special Form” basis (or its equivalent), and on replacement cost valuation basis without deduction for depreciation, and will include coverage for theft, vandalism, malicious mischief and sprinkler leakage. Such policy will have a deductible not greater than Fifty Thousand and No/100 Dollars ($50,000.00) without the prior consent of Landlord. The proceeds of such insurance will be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth herein any proceeds under (a) will be paid to Tenant and any proceeds under (b) in excess of Tenant’s unamortized cost associated therewith will be paid by Tenant to Landlord. Notwithstanding the foregoing, Landlord will have the option at any time, upon three (3) months’ notice to Tenant, to procure property insurance covering leasehold improvements on all the premises throughout the Project, and Tenant will thereafter pay Tenant’s Proportionate Share of the premium of such policy as an element of Operating Costs.

17.2.3 Business Income and Extra Expense insurance (or its equivalent) in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the Project as a result of such perils, for a period of not less than twelve (12) months.

17.2.4 Worker’s compensation as required by applicable statute with statutory limits, together with employer’s liability/employer’s indemnity coverage at limits of not less than One Million and No/100 Dollars ($1,000,000.00) each accident / One Million and No/100 Dollars ($1,000,000.00) each employee by disease / One Million and No/100 Dollars ($1,000,000.00) policy limit by disease (or, if higher, the policy limits required by applicable Law).

17.2.5 Automobile liability insurance covering all owned, non-owned and hired automobiles with limits of at least $1,000,000 per occurrence.

17.3 Form of Policies. The insurance required by Section 17.2.1 and 17.2.5 above will (a) name Landlord, Landlord’s property management agent, the Advisor, and at Landlord’s request, any Mortgagee, each as an additional insured by endorsement(s) reasonably acceptable to Landlord; (b) cover, to the extent insurable, Tenant’s indemnity obligations under this Lease; (c) be issued by an insurance company having an A.M. Best rating of not less than A- VIII or that is otherwise reasonably acceptable to Landlord; (d) be primary, not contributing with, and not in excess of, coverage that Landlord may carry; and (e) contain a separation of insureds provision. The insurance required in 17.2.1, 17.2.4 and 17.2.5 will include a waiver of subrogation in favor of the Landlord, Landlord’s property management agent, the Advisor, and at Landlord’s request, any Mortgagee. Tenant agrees that it will cause such policies to be endorsed to provide thirty (30) days’ prior written notice by the insurer(s) to Landlord in the event said insurance is canceled (ten (10) days’ prior written notice in the event of cancellation for non-payment of premium). Tenant will have the right to provide the insurance required hereunder on a so called “blanket” basis, provided such blanket policies afford coverage as required by this Lease.

17.4 Evidence of Insurance. Tenant will deliver certificates of insurance, together with additional insured and waiver of subrogation endorsements, all of which will be reasonably acceptable to Landlord, evidencing the insurance required hereunder on or before the date Tenant first enters the Premises and at least thirty (30) days before the expiration dates of the applicable policies.

17.5 Additional Insurance Obligations. Landlord may require that Tenant obtain additional types of insurance to the extent such coverages are either (i) standard for similar properties in the same geographic area as the Project and are available at commercially reasonable rates, or (ii) are otherwise reasonably required by Landlord or the Mortgagee.

17.6 Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding (other than as provided in Section 9.3 above), Landlord and Tenant each hereby waives any and all rights of recovery, claim, action or cause of action against the other for any loss or damage to any property of Landlord or Tenant, arising from any cause that (a) would be insured against under the terms of any property insurance or business interruption insurance required to be carried hereunder; or (b) is insured against under the terms of any property insurance or business interruption insurance actually carried, regardless of whether the same is required hereunder. The foregoing waiver will apply regardless of the cause or origin of such claim, including but not limited to the negligence of a party, or such party’s agents, officers, employees or contractors. The foregoing waiver will not apply if it would have the effect, but only to the extent of such effect, of invalidating any insurance coverage of Landlord or Tenant. The foregoing waiver will also apply to any deductible and/or self-insured retention, as if the same were a part of the insurance recovery.

ARTICLE 18
DEFAULT

18.1 Tenant’s Default. A “Default” will mean the occurrence of any one or more of the following events:

18.1.1 Tenant’s failure to pay any Rent when due.

18.1.2 If any representation or warranty made by Tenant or any Guarantor to Landlord is false in any material respect when made.

18.1.3 Tenant fails to deliver any estoppel certificates or subordination agreements or obtain insurance as required by the terms of this Lease within five (5) days after Tenant’s receipt of written notice that Tenant failed to deliver such estoppel certificates or subordination agreements or obtain such insurance within the periods set forth in this Lease.

18.1.4 Any Guarantor breaches the terms and conditions of the Guaranty.

18.1.5 (a) Tenant’s or any Guarantor’s general assignment for the benefit of creditors or arrangement, composition, extension, or adjustment with its creditors; (b) Tenant’s or any Guarantor’s insolvency or admission in writing of its inability to pay its debts as they mature; or (c) the filing by or against Tenant or any Guarantor of proceedings (i) for the appointment of a trustee, custodian or receiver of Tenant or any Guarantor or for all or a part of Tenant’s or such Guarantor’s property, (ii) in bankruptcy, or (iii) for relief under any other law for the relief of debtors; provided, however, if such proceedings are instituted against Tenant or such Guarantor involuntarily, such proceedings will not constitute a Default if such proceedings are dismissed within sixty (60) days of filing.

18.1.6 Intentionally Omitted.

18.1.7 Vacation or desertion of the Premises or removal of all or a substantial amount of Tenant’s equipment, furniture and fixtures from the Premises, or Tenant’s repudiation of this Lease in writing.

18.1.8 Tenant fails to perform any other covenant, condition or agreement contained in this Lease not covered by the preceding subsections, where such failure continues for thirty (30) days after notice thereof from Landlord to Tenant, or such additional period as is reasonably necessary to effect cure, provided Tenant commences cure within such thirty (30) day period and diligently pursues the same to completion within ninety (90) days following Landlord’s notice.

18.1.9 If Tenant has previously failed to pay Rent or any other charges required to be paid when due or to keep, observe or perform any non-monetary covenant, agreement, condition or provision of this Lease, Tenant’s second failure to pay Rent or any other charge required to be paid when due or to keep, observe or perform the same or similar non-monetary covenant, agreement, condition or provision of this Lease within twelve (12) months of the first failure will constitute a Default without additional notice or opportunity to cure.

Any notice periods provided for under this Section will run concurrently with any statutory notice periods and any notice given hereunder may be given simultaneously with or incorporated into any such statutory notice.

18.2 Landlord’s Default. Tenant will promptly notify Landlord of the need for any repairs or action with respect to other matters that are Landlord’s obligation under this Lease. If Landlord fails to perform any covenant, condition, or agreement contained in this Lease within thirty (30) days after receipt of notice from Tenant, or if such default cannot reasonably be cured within thirty (30) days, and if Landlord fails to commence to cure within such thirty (30) day period or to diligently prosecute the same to completion, then, subject to the other limitations set forth elsewhere in this Lease, Landlord will be liable to Tenant for any damages sustained by Tenant as a result of Landlord’s breach; provided that in no event will Tenant have the right to terminate this Lease on account of a Landlord default. Tenant will not have the right to withhold, reduce or offset any amount against any payments of Rent or any other charges due and payable under this Lease unless Tenant has obtained a final, non-appealable judgment against Landlord for the amount due.

ARTICLE 19

LANDLORD REMEDIES AND DAMAGES

19.1 Remedies. In the event of a Default, (including, without limitation, during any eviction moratorium, to the extent allowed by Law), then in addition to any other rights or remedies Landlord may have at law or in equity, Landlord will have the right, at Landlord’s option, without further notice or demand of any kind, to do any or all of the following without prejudice to any other remedy that Landlord may have:

19.1.1 Terminate this Lease and Tenant’s right to possession of the Premises by giving notice to Tenant. Tenant will immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may re-enter the Premises and take possession thereof and expel or remove Tenant and any other party who may be occupying the Premises, or any part thereof, whereupon Tenant will have no further claim to the Premises or under this Lease.

19.1.2 Continue this Lease in full force and effect, whether or not Tenant has vacated or abandoned the Premises, and sue upon and collect any unpaid Rent or other charges, that have or thereafter become due and payable.

19.1.3 Continue this Lease in effect, but terminate Tenant’s right to possession of the Premises and re-enter the Premises and take possession thereof, whereupon Tenant will have no further claim to the Premises without the same constituting an acceptance of surrender.

19.1.4 In the event of any re-entry or retaking of possession by Landlord, Landlord will have the right, but not the obligation, (a) to expel or remove Tenant and any other party who may be occupying the Premises, or any part thereof; and (b) to remove all or any part of Tenant’s or any other occupant’s property on the Premises and to place such property in storage at a public warehouse at the expense and risk of Tenant.

Landlord may relet the Premises without thereby avoiding or terminating this Lease (if the same has not been previously terminated), and Tenant will remain liable for any and all Rent and other charges and expenses hereunder. For the purpose of reletting, Landlord is authorized to make such repairs or alterations to the Premises as may be necessary in the sole discretion of Landlord for the purpose of such reletting, and if a sufficient sum is not realized from such reletting (after payment of all costs and expenses of such repairs, alterations and the expense of such reletting (including, without limitation, reasonable attorney and brokerage fees) and the collection of rent accruing therefrom) each month to equal the Rent, then Tenant will pay such deficiency each month upon demand therefor. Actions to collect such amounts may be brought from time to time, on one or more occasions, without the necessity of Landlord’s waiting until the expiration of the Term.

19.1.5 Without any further notice or demand, Landlord may enter upon the Premises, if necessary, without being liable for prosecution or claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease Tenant agrees to reimburse Landlord on demand for any reasonable expenses that Landlord may incur in effecting compliance with Tenant’s obligations under this Lease. Tenant further agrees that Landlord will not be liable for any damages resulting to Tenant from such action, unless caused by the gross negligence or willful misconduct of Landlord (but subject to the other limitations on Landlord’s liability set forth in this Lease). Notwithstanding anything herein to the contrary, Landlord will have no obligation to cure any Default of Tenant.

19.1.6 Landlord will at all times have the right, without prior demand or notice except as required by Law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof, without the necessity of proving the inadequacy of any legal remedy or irreparable harm.

19.1.7 To the extent permitted by applicable Law, Landlord will have the right, without notice to Tenant, to change or re-key all locks to entrances to the Premises, and Landlord will have no obligation to give Tenant notice thereof or to provide Tenant with a key to the Premises.

19.1.8 The rights given to Landlord in this Article are cumulative and will be in addition and supplemental to all other rights or remedies that Landlord may have under this Lease and under applicable Laws or in equity.

19.2 Damages. Should Landlord elect to terminate this Lease or Tenant’s right to possession under the provisions above, Landlord may recover the following damages from Tenant:

19.2.1 Past Rent. The worth at the time of the award of any unpaid Rent that had been earned at the time of termination; plus

19.2.2 Rent Prior to Award. The worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of the rental loss that Tenant proves could have been reasonably avoided, if any; plus

19.2.3 Rent After Award. The worth at the time of the award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of the rental loss that Tenant proves could have been reasonably avoided, if any; plus

19.2.4 Proximately Caused Damages. Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses (including, without limitation, reasonable attorneys’ fees), incurred by Landlord in (a) retaking possession of the Premises; (b) maintaining the Premises after Default; (c) preparing the Premises or any portion thereof for reletting to a new tenant, including, without limitation, any repairs or alterations, whether for the same or a different use; (d) reletting the Premises, including but not limited to, advertising expenses, brokers’ commissions and fees; and (e) any special concessions made to obtain a new tenant.

19.2.5 Other Damages. At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Law. As used in subsections 19.2.1 and 19.2.2, the phrase “worth at the time of the award” will be computed by adding interest on all such sums from the date when originally due at the Interest Rate. As used in subsection 19.2.3, the phrase “worth at the time of the award” will be computed by discounting the sum in question at the Federal Reserve rate promulgated by the Federal Reserve office for the district in which the Project is located, plus one percent (1%).

19.3 Rent after Termination. Tenant specifically acknowledges and agrees that Landlord will have the right to continue to collect Rent after any termination (whether said termination occurs through eviction proceedings or as a result of some other early termination pursuant to this Lease) for the remainder of the Term, less any amounts collected by Landlord from the reletting of the Premises, but in no event will Tenant be entitled to receive any excess of any such rents collected over the Rent.

19.4 No Termination. A termination of this Lease by Landlord or the recovery of possession of the Premises by Landlord or any voluntary or other surrender of this Lease by Tenant or a mutual cancellation thereof, will not work a merger and will at the option of Landlord, terminate all or any existing franchises or concessions, licenses, permits, subleases, subtenancies or the like between Tenant and any third party with respect to the Premises, or may, at the option of Landlord, operate as an assignment to Landlord of Tenant’s interest in same. Following a Default, Landlord will have the right to require any subtenants to pay all sums due under their subleases directly to Landlord.

19.5 Waiver of Demand. All demands for Rent and all other demands, notices and entries, whether provided for under common law or otherwise, that are not expressly required by the terms hereof, are hereby waived by Tenant. Notwithstanding the foregoing waiver of notices, Landlord may elect to serve such notices (including statutory notices) and combine such notices with any notices required under the provisions of this Lease.

19.6 Waiver of Redemption. Tenant hereby waives, relinquishes and releases for itself and for all those claiming under Tenant any right of occupancy of the Premises following termination of this Lease, and any right to redeem or reinstate this Lease by order or judgment of any court or by any legal process or writ.

19.7 Deficiency. If it is necessary for Landlord to bring suit in order to collect any deficiency, Landlord will have the right to allow such deficiencies to accumulate and to bring an action on several or all of the accrued deficiencies at one time. Any such suit will not prejudice in any way the right of Landlord to bring a similar action for any subsequent deficiency or deficiencies.

19.8 Counterclaim. Tenant hereby waives any right to plead any counterclaim, offset or affirmative defense in any action or proceedings brought by Landlord against Tenant for possession of the Premises or otherwise, for the recovery of possession based upon the non-payment of Rent or any other Default. The foregoing will not, however, be construed as a waiver of Tenant’s right to assert any claim in a separate action brought by Tenant against Landlord. In the event Tenant must, because of applicable court rules or statutes, interpose any counterclaim or other claim against Landlord in such proceedings, Landlord and Tenant agree that, in addition to any other lawful remedy of Landlord, upon motion of Landlord, such counterclaim or other claim asserted by Tenant will be severed from the proceedings instituted by Landlord (and, if necessary, transferred to a court of different jurisdiction), and the proceedings instituted by Landlord may proceed to final judgment separately and apart from and without consolidation with or reference to the status of any such counterclaim or any other claim asserted by Tenant.

19.9 Mitigation of Damages. Landlord will use commercially reasonable efforts to mitigate any damages resulting from a Default under the Lease and Tenant will use commercially reasonable efforts to mitigate any damages resulting from a default by Landlord under this Lease; provided that any failure by Landlord to mitigate damages in accordance with the foregoing will not give rise to any liability of Landlord for breach of this Lease, but will only serve to reduce the recovery by Landlord by the amount of damages that Tenant proves could reasonably have been avoided. Subject to the foregoing, Landlord’s obligation to mitigate damages after a Default will be satisfied in full if Landlord undertakes to lease the Premises to another tenant (a “Substitute Tenant”) in accordance with the following criteria:

19.9.1 Landlord will have no obligation to solicit or entertain negotiations with any Substitute Tenant until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant.

19.9.2 Landlord will not be obligated to offer the Premises to a Substitute Tenant when other premises in the Project suitable for that tenant’s use are (or soon will be) available.

19.9.3 Landlord will not be obligated to lease the Premises to a Substitute Tenant for a rental amount less than the greater of (a) the current fair market rental then prevailing for similar uses in comparable buildings in the same market area as the Project, and (b) the rental rate payable under this Lease, nor will Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord under Landlord’s then current leasing policies for comparable space in the Project.

19.9.4 Landlord will not be obligated to enter into a lease with any Substitute Tenant whose use would:

1. Violate any restriction, covenant, or requirement contained in the lease of another tenant of the Project or any other agreement to which Landlord is a party;

2. Be incompatible with the operation of the Project as a first-class project.

19.9.5 Landlord will not be obligated to enter into a lease with any Substitute Tenant that does not have, in Landlord’s reasonable opinion, sufficient financial resources or operating experience to operate the Premises in a first-class manner.

19.9.6 Landlord will not be required to expend any amount of money to alter, remodel, or otherwise make the Premises suitable for use by a Substitute Tenant unless:

1. Tenant pays any such sum to Landlord in advance of Landlord’s execution of a lease with such Substitute Tenant (which payment will not be in lieu of any damages or other sums to which Landlord may be entitled as a result of Tenant’s Default); or

2. Landlord determines that any such expenditure is financially justified in connection with entering into any such lease.

19.9.7 Upon compliance with the above criteria regarding the releasing of the Premises after a Default, Landlord will be deemed to have fully satisfied Landlord’s obligation to mitigate damages under this Lease and under any Law, and Tenant waives and releases, to the fullest extent legally permissible, any right to assert in any action by Landlord to enforce the terms of this Lease, any defense, counterclaim, or rights of setoff or recoupment respecting the mitigation of damages by Landlord, unless and to the extent Landlord maliciously or in bad faith fails to act in accordance with the requirements of this Section. Until Landlord is able, through such efforts, to relet the Premises, Tenant must pay to Landlord, on or before the first day of each calendar month, the monthly Rent and any other charges provided in this Lease. No such reletting will be construed as an election on the part of Landlord to terminate this Lease unless Landlord gives Tenant a notice of such intention. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

ARTICLE 20

HOLDING OVER

If, after expiration of the Term, Tenant remains in possession of the Premises, such hold over will constitute a tenancy at sufferance, subjecting Tenant to all the covenants and obligations of this Lease. In such event, the monthly installments of Minimum Rent will be increased to two hundred percent (200%) of the monthly installments of Minimum Rent in effect at the expiration of the Term. Tenant will pay to Landlord daily damages in any action to recover possession of the Premises calculated at a daily rate equal to the greater of (i) two hundred percent (200%) of the Minimum Rent in effect at the expiration of the Term (calculated on a per diem basis) or (ii) the fair market rental rate for the Premises as of the commencement of such holdover period. If Tenant holds over without Landlord’s express written consent, and tenders payment of rent for any period beyond the expiration of the Term by way of check (whether directly to Landlord, its agents, or to a lock box) or wire transfer, Tenant acknowledges and agrees that the cashing of such check or acceptance of such wire will be considered inadvertent and not be construed as creating a month-to-month tenancy, provided Landlord refunds such payment to Tenant promptly upon learning that such check has been cashed or wire transfer received. Tenant acknowledges that any holding over without Landlord’s express written consent may compromise or otherwise affect Landlord’s ability to enter into new leases with prospective tenants regarding the Premises. Therefore, if Tenant will hold over without the consent of Landlord, then Tenant will also protect, defend, indemnify and hold Landlord harmless from and against all Claims resulting from retention of possession by Tenant, including, without limiting the generality of the foregoing, any Claims made by any succeeding tenant founded upon such failure to surrender and any lost rents and profits to Landlord resulting therefrom. The provisions of this Article will not constitute a waiver by Landlord of any right of re-entry as otherwise available to Landlord, nor will receipt of any rent or any other act appearing to affirm the tenancy operate as a waiver of the right to terminate this Lease for a breach by Tenant hereof. Without limiting or affecting any other remedies Landlord may have, if Tenant fails to surrender possession of the Premises in the condition required under this Lease upon the expiration or earlier termination of this Lease, Tenant will be deemed to remain in possession of the Premises until Tenant places the Premises and any other applicable portions of the Building or Project in the condition required by this Lease or Landlord otherwise accepts Tenant’s surrender of possession in writing.

ARTICLE 21

SURRENDER OF PREMISES

21.1 Upon the expiration or earlier termination of this Lease, Tenant will subject to Section 10.3 of this Lease, peaceably surrender the Premises to Landlord broom-clean and in the same condition as on the date Tenant took possession, except for: (a) reasonable wear and tear, (b) loss by fire or other casualty and (c) loss by condemnation. Tenant’s Property will be and will remain the property of Tenant and may be removed by Tenant at any time during the Term; provided that, if any of Tenant’s Property is removed, Tenant will promptly repair any damage to the Premises or to the Project resulting from such removal. Internal floor coating/concrete hardener will be left in sealed condition, including, without limitation, any areas that may be damaged by removal of Tenant’s fixtures. All interior walls should be left in good condition, and any holes from removal of Tenant’s fixtures must be patched.

21.2 If Tenant abandons or surrenders the Premises or is dispossessed by process of law or otherwise, any of Tenant’s Property left on the Premises will be deemed to be abandoned, and, at Landlord’s option, title will pass to Landlord under this Lease as by a bill of sale. At Landlord’s option, Tenant will be deemed to be holding over in the Premises and Rent will continue to accrue in accordance with the terms of Article 20 until such removal of Tenant’s Property will be completed. If Landlord elects to remove all or any part of such Tenant’s Property, the reasonable cost of removal, storage and disposal of Tenant’s Property, including, without limitation, repairing any damage to the Premises or Project caused by such removal and holdover rent, will be paid by Tenant. On the Expiration Date, Tenant will surrender all keys, parking cards and other means of entry to the Premises, and will inform Landlord of the combinations and access codes for any locks and safes located in the Premises.

ARTICLE 22

BROKERAGE FEES

Tenant warrants and represents that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation except as set forth on the Lease Summary if any. Tenant will indemnify, defend and hold Landlord harmless from and against any Claims for any compensation, commission, or fees claimed by any other real estate broker or agent claiming to represent in connection with this Lease (including but not limited to any expansions of the Premises and renewals) or its negotiation.

ARTICLE 23

NOTICES

Any notice, demand, request, consent, covenant, approval or other communication to be given by one party to the other must be in writing and (except for statements and invoices to be given in the ordinary course hereunder, which may be sent by regular U.S. Mail) delivered personally or sent by nationally recognized overnight courier. The effective date of notice will be the date of delivery or refusal to accept delivery as evidenced by written receipt. All notices will be delivered or addressed to the parties at their respective addresses set forth on the Lease Summary. Either party may change the address at which it desires to receive notice upon giving notice of such request to the other party in the manner provided herein.

ARTICLE 24

RELOCATION OF PREMISES

Landlord will have the right, upon not less than thirty (30) days prior written notice, to move Tenant to other space of substantially comparable size in the Project. The new space will be provided with improvements of comparable quality to those within the Premises. Landlord will pay the reasonable out-of-pocket costs to relocate and reconnect Tenant’s Property and equipment within the new space. Landlord will also reimburse Tenant for such other reasonable out-of-pocket costs that Tenant may incur in connection with the relocation. Within ten (10) days following request by Landlord, Tenant will execute an amendment to this Lease prepared by Landlord to memorialize the relocation, provided that Tenant’s failure to execute such an amendment will not affect the validity of any such relocation.

ARTICLE 25

SIGNAGE

25.1 Tenant will have the right to install a Building sign with Tenant’s name and suite number at the main entrance to the Premises, at Tenant’s expense and subject to Landlord’s approval.

25.2 No other signage will be permitted without the prior consent of Landlord, which consent may be withheld in Landlord’s sole discretion. If Landlord grants such consent, the signage will be at Tenant’s expense. Tenant will not affix, paint, erect, or inscribe any sign, projection, awning, signal, or advertisement of any kind to any part of the Premises, the Building or the Project, including, without limitation, the inside or outside of windows or doors, without the consent of Landlord, which consent may be withheld in Landlord’s sole discretion. Landlord will have the right to remove any signs or other matter installed without Landlord’s permission without being liable to Tenant by reason of such removal and to charge the reasonable cost of removal to Tenant, payable within ten (10) days of written demand by Landlord.

25.3 Any damage to any portion of the Project upon installation, maintenance, or removal of Tenant signage will be Tenant’s sole responsibility. Upon removal of Tenant’s signage, the area affected thereby will be repaired and restored pursuant to Landlord’s specifications to a condition acceptable to Landlord, at Tenant’s sole expense. Upon the expiration or earlier termination of this Lease, Tenant will remove all of its signage.

ARTICLE 26

LENDER PROVISIONS

26.1 Subordination. This Lease is subject and subordinate to all present and future ground or underlying leases of the Project and to the lien, operation and effect of any mortgages, deeds to secure debt or trust deeds, now or hereafter in force against the Building or the Project, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof (collectively, “Mortgages”), and to all advances made or hereafter to be made upon the security of such Mortgages, unless the lessor under such ground or underlying lease or the holder of any mortgage, deed to secure debt or trust deed (collectively, the “Mortgagees”) require in writing that this Lease be superior thereto. If any Mortgage is foreclosed or if any ground or underlying lease is terminated, then, if requested to do so by the purchaser upon any such foreclosure sale, or the lessor of such ground or underlying lease, as the case may be (the “Purchaser”), Tenant will attorn, without any deductions or set-offs whatsoever, to the Purchaser, and recognize the Purchaser as the lessor under this Lease. The provisions of this Section will be self-operative, but Tenant will, within ten (10) Business Days of request by Landlord or the Purchaser (as applicable), execute such further instruments or assurances as reasonably requested to evidence the same.

26.2 Estoppel Certificates. Within ten (10) days after written request from Landlord, Tenant will execute and deliver to Landlord an estoppel certificate, which may be required by Landlord or any prospective Mortgagee or purchaser of the Project, indicating therein any exceptions thereto that may exist at that time, and will also contain any other information reasonably requested. Landlord and, any purchaser, assignee or Mortgagee may rely upon any such certificate. Tenant’s failure to execute and deliver such statement within the time required will be conclusive against Tenant as to the truth and accuracy of any other matters set forth in the statement as submitted to Tenant.

26.3 Notice and Cure Rights. Tenant agrees to notify any Mortgagee whose address has been furnished to Tenant, of any notice of default served by Tenant on Landlord. If Landlord fails to cure such default within the time provided for in this Lease, such Mortgagee will have an additional thirty (30) days to cure such default; provided that, if such default cannot reasonably be cured within that thirty (30) day period, then such Mortgagee will have such additional time to cure the default as is reasonably necessary under the circumstances.

ARTICLE 27

BANKRUPTCY OR INSOLVENCY

27.1 Tenant’s Interest Not Transferrable. Except as may specifically be provided pursuant to the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq. or any successor statute (the “Code”), neither Tenant’s interest in this Lease, nor any estate hereby created in Tenant, nor any interest herein, will pass to any trustee or receiver or assignee for the benefit of creditors or otherwise by operation of law.

27.2 Termination. In the event the interest or estate created in Tenant hereby is taken in execution or by other process of law, or if Tenant’s guarantor, if any, or its executors, administrators, or assigns, if any, are adjudicated insolvent or bankrupt pursuant to the provisions of any state act or the Code or if Tenant is adjudicated insolvent by a court of competent jurisdiction other than the United States Bankruptcy Court, or if a receiver or a trustee of the property of Tenant or Tenant’s guarantor, if any, is appointed by reason of the insolvency or inability of Tenant or Tenant’s guarantor, if any, to pay its debts as the same become due, or if any assignment is made of the property of Tenant or Tenant’s guarantor, if any, for the benefit of creditors, then Landlord will have the right to elect by written notice to Tenant to terminate this Lease and all rights of Tenant hereunder, and Tenant will vacate and surrender the Premises but will remain liable as herein provided.

27.3 Tenant’s Obligation to Avoid Creditors’ Proceedings. Tenant or Tenant’s guarantor, if any, will not cause or give cause for the appointment of a trustee or receiver of the assets of Tenant or Tenant’s guarantor, if any, and will not make any assignment for the benefit of creditors, or become or be adjudicated insolvent. The allowance of any petition under insolvency law, except under the Code, or the appointment of a trustee or a receiver of Tenant or Tenant’s guarantor, if any, or of the assets of either of them, will be conclusive evidence that Tenant caused, or gave cause therefor, unless such allowance of the petition, or the appointment of a trustee or a receiver, is vacated within sixty (60) days after such allowance or appointment. Any act or occurrence described in this Section will be deemed a material breach of Tenant’s obligations hereunder, and as providing Landlord with the right to elect by written notice to Tenant to terminate this Lease and all rights of Tenant hereunder, and Tenant will vacate and surrender the Premises but will remain liable as herein provided. In addition, Landlord hereby reserves any and all other rights and remedies available to it hereunder, at law, and/or in equity.

27.4 Subsequent Bankruptcy. In the event that this Lease is assumed by a trustee appointed for Tenant or by Tenant as debtor-in-possession and thereafter Tenant is liquidated or files a subsequent petition for reorganization or adjustment of debts under Chapter 11 or 13 of the Code, then, and in either of such events, Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder, by giving Tenant written notice of its election to so terminate, by no later than thirty (30) days after the occurrence of either of such events.

27.5 Assignment. If a trustee or debtor-in-possession assumes this Lease for the purpose of assigning or otherwise transferring Tenant’s interest under this Lease, or the estate created thereby, to any other person, such interest or estate may be so transferred only if Landlord acknowledges in writing that the intended transferee has provided “adequate assurance of future performance” of all of the terms, covenants, and conditions of this Lease to be performed by Tenant.

27.6 Occupancy Charges. When, pursuant to the Code, a trustee or Tenant, as debtor-in-possession, is obligated to pay reasonable use and occupancy charges for the use of the Premises or any portion thereof, such charge will not be less than the full Rent amount due hereunder.

27.7 Consent. Neither Tenant’s interest in this Lease, nor any lesser interest of Tenant herein, nor any estate of Tenant hereby created, will pass to any trustee, receiver, transferee for the benefit of creditors, or any other person or entity, or otherwise by operation of law under the Laws of any state having jurisdiction over the person or property of Tenant unless Landlord consents to such transfer in writing. No acceptance by Landlord of Rent or any other payments from any such trustee, receiver, transferee, person, or other entity will be deemed to have waived the need to obtain Landlord’s consent for any transfer of Tenant’s interest under this Lease.

27.8 Attorneys’ Fees. If, in the context of the filing of any voluntary or involuntary bankruptcy, insolvency, reorganization, assignment for benefit of creditors, or other debt-relief proceeding under federal or state Law (an “Insolvency Proceeding”), by or against Tenant or any sublessee, either Tenant, a trustee, or the sublessee immediately will reimburse Landlord for all expenses, including reasonable attorneys’ fees, Landlord incurs in connection with any act that Landlord deems necessary, either through legal proceedings or otherwise, to monitor such Insolvency Proceeding, to enforce or attempt to enforce any provision of this Lease, to enforce or attempt to enforce any actions required under the Code to be taken by Tenant, a trustee, or the sublessee, or in the negotiation of any amendment, sublease, modification, or other agreement made to this Lease during or related to such Insolvency Proceeding. For avoidance of doubt, such expenses incurred by Landlord, including attorneys’ fees, will be payable to Landlord as an administrative expense and as part of the cure payment paid to Landlord in connection with any assumption or assumption and assignment of this Lease, and, to the extent necessary, such expenses will be awarded to Landlord by the United States Bankruptcy Court, or other court overseeing such bankruptcy or Insolvency Proceeding.

27.9 Other Laws. The provisions of this Article concerning the rights of Landlord, and the obligations of a trustee, Tenant, debtor, receiver, debtor-in-possession, and assignee are in addition to such rights and obligations provided by Law, including those applicable provisions of the Code. Nothing contained in this Article will limit or reduce in any manner whatsoever such rights and obligations that otherwise are provided for by Law.

ARTICLE 28

MISCELLANEOUS

28.1 Parking. Tenant will be permitted to park automobiles as set forth in Exhibit H. In addition to the provisions of Exhibit H, Tenant will comply with all parking rules and regulations established by Landlord for the Project, as the same may be revised from time to time.

28.2 Quiet Enjoyment. Tenant, upon paying the Rent and performing all of its obligations under this Lease, will peaceably and quietly enjoy the Premises, subject to the terms of this Lease and to any mortgage, deed of trust, lease, or other agreement to which this Lease may be subordinated.

28.3 No Air Rights. This Lease does not grant Tenant any rights to any view or to light or air over any property, whether belonging to Landlord or any other person.

28.4 Force Majeure. Notwithstanding anything to the contrary contained in this Lease, any prevention, delay, or stoppage due to strikes, labor disputes, lockouts, inability to obtain labor, materials, equipment, or reasonable substitutes therefor, acts of God, epidemic or pandemic or the like or other public health crisis or public state of emergency declared as such by applicable governmental authorities, governmental restrictions, regulations, controls or moratoria, government mandated quarantines, plague, closures or work stoppages that cause an unavoidable delay, executive or judicial orders that cause an unavoidable delay, enemy or hostile government actions, civil commotion, war, terrorism (foreign or domestic), fire, accident, explosion, falling objects or other casualty, or other causes beyond the reasonable control of the party obligated to perform hereunder, whether foreseeable or unforeseeable or whether similar or dissimilar to any of the foregoing (collectively, “Force Majeure”) will excuse performance of the obligations required to be performed by that party for a period equal to the duration of the prevention, delay or stoppage caused by the applicable Force Majeure event unless this Lease expressly states that a period is not subject to extension for Force Majeure. Upon the occurrence of a Force Majeure event, the non-performing party will promptly notify the other party that a Force Majeure event has occurred and its anticipated impact on performance of the obligation in question, including the expected duration of the prevention, delay, or stoppage caused by the applicable Force Majeure event. The non-performing party will furnish the other party with periodic updates regarding the status of the Force Majeure event and will use reasonable efforts to minimize the duration or effects of the prevention, delay, or stoppage. Notwithstanding anything to the contrary contained in this Lease, in no event will a Force Majeure event excuse or delay Tenant’s obligation to pay Rent or other charges or other monetary obligations of any nature under this Lease, entitle Tenant to abate Rent or terminate this Lease, except as allowed pursuant to Articles 14 and 15 of this Lease, extend the occurrence of the Commencement Date, nor excuse or delay Tenant’s obligation to maintain insurance and otherwise comply with the provisions of Section 17.2 of this Lease, and in no event will the failure of a party to comply with applicable Law be deemed a Force Majeure event or be excused by a Force Majeure event.

28.5 Accord and Satisfaction; Allocation of Payment. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent provided for in this Lease will be deemed to be other than on account of the earliest due Rent; nor will any endorsement or statement on any check or letter accompanying any check or payment as Rent be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of the Rent or pursue any other remedy provided for in this Lease.

28.6 Attorneys’ and Other Fees. Should either Landlord or Tenant bring any action in connection with this Lease, the prevailing party will be entitled to recover as a part of the action its reasonable attorneys’ fees, and all other reasonable costs. The prevailing party for the purpose of this Section will be determined by the trier of the facts.

28.7 Construction. All headings and titles in this Lease are solely for the convenience of the parties only and will not be considered a part of this Lease. Except as otherwise provided in this Lease, all exhibits referred to herein are attached hereto and are incorporated herein by this reference. This Lease will not be construed as if either Landlord or Tenant had prepared it, but rather as if both Landlord and Tenant had prepared it. Any deletion of language from this Lease prior to its execution by Landlord and Tenant will not be construed to raise any presumption, canon of construction or implication, including, without limitation, any implication that the parties intended thereby to state the converse of the deleted language.

28.8 Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant will keep such confidential information strictly confidential and will not disclose such confidential information to any person or entity other than Tenant’s financial, legal, and space planning consultants or as required by Law.

28.9 Governing Law and Venue.

28.9.1 This Lease will be governed by, interpreted under, and construed and enforced in accordance with the Laws of the state in which the Project is located (the “State”) applicable to agreements made and to be performed wholly within the State.

28.9.2 Landlord and Tenant agree to submit to the exclusive jurisdiction and venue of the state or federal courts located in the county in which the Project is located with respect to any controversy, dispute, claim, action, litigation or similar proceeding arising under or related to this Lease.

28.10 Authority. Tenant represents and warrants to Landlord, that each individual executing this Lease on behalf of Tenant is authorized to do so.

28.11 Duplicate Originals; Counterparts. This Lease may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one (1) and the same agreement. This Lease may be executed by a party’s signature transmitted electronically (including, but not limited to, via DocuSign), and copies of this Lease executed and delivered by electronic means (including, but not limited to, via DocuSign) will have the same force and effect as copies hereof executed and delivered with original wet signatures. All parties hereto may rely upon electronic signatures as if such signatures were original wet signatures. Any party executing and delivering this Lease by electronic means will, if requested by the other party, promptly thereafter deliver a counterpart signature page of this Lease containing said party’s original signature; provided, however, that any failure to do so will not affect the enforceability of this Lease. All parties hereto agree that a signature page executed and delivered by electronic means may be introduced into evidence in any proceeding arising out of or related to this Lease as if it were an original wet signature page.

28.12 Offer. The submission and negotiation of this Lease will not be deemed an offer to enter the same by Landlord but the solicitation of such an offer by Tenant. Tenant agrees that its execution of this Lease constitutes a firm offer to enter the same which may not be withdrawn for a period of thirty (30) days after delivery to Landlord (or such other period as may be expressly provided in any other agreement signed by the parties).

28.13 Financial Statements. In order to induce Landlord to enter into this Lease, Tenant agrees that it will promptly furnish Landlord, from time to time, upon Landlord’s written request (including in connection with Tenant’s exercise of any Extension Option granted under this Lease), with financial statements reflecting Tenant’s current financial condition. Tenant represents and warrants that all financial statements, records, and information furnished by Tenant to Landlord in connection with this Lease are true, correct, and complete in all material respects.

28.14 Recording. Tenant will not record this Lease without the prior consent of Landlord, which consent may be withheld in Landlord’s sole discretion.

28.15 Severability. In the event any portion of this Lease will be declared by any court of competent jurisdiction to be invalid, illegal or unenforceable, such portion will be deemed severed from this Lease, and the remaining parts hereof will remain in full force and effect, as fully as though such invalid, illegal or unenforceable portion had never been part of this Lease.

28.16 Survival. All indemnity and other unsatisfied obligations set forth in this Lease will survive the termination or expiration hereof.

28.17 WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS LEASE, OR THE TRANSACTIONS OR MATTERS RELATED HERETO OR CONTEMPLATED HEREBY. THE PARTIES FURTHER HEREBY WAIVE THE RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT BEEN WAIVED.

28.18 Successors and Assigns. Subject to the terms and conditions of Article 13 of this Lease, this Lease will apply to and bind the heirs, personal representatives, and permitted successors and assigns of the parties.

28.19 Integration of Other Agreements; Amendments. This Lease sets forth the entire agreement and understanding of the parties with respect to the matters set forth herein and supersedes all previous written or oral understandings, agreements, contracts, correspondence and documentation with respect thereto. Any oral representations or modifications concerning this Lease will be of no force or effect. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties or their respective successors in interest.

28.20 TIME OF THE ESSENCE. TIME IS OF THE ESSENCE OF THIS LEASE AND EACH AND EVERY TERM AND PROVISION HEREOF.

28.21 Waiver. The waiver by a party of any breach of any term, covenant, or condition of this Lease will not be deemed a waiver of such term, covenant, or condition or of any subsequent breach of the same or any other term, covenant, or condition. No delay or omission in the exercise of any right or remedy of a party will impair such right or remedy or be construed as a waiver of any Default or other failure of the other party in keeping, observing or performing any covenant, agreement, condition or provision of this Lease. Landlord’s subsequent acceptance of partial Rent or performance by Tenant will not be deemed to be an accord and satisfaction or a waiver of any preceding breach by Tenant of any term, covenant, or condition of this Lease, or of any right of Landlord to a forfeiture of this Lease by reason of such breach, regardless of Landlord’s knowledge of such preceding breach at the time of Landlord’s acceptance. Consent to or approval of any act by a party requiring consent or approval of the other party will not be deemed to waive or render unnecessary such consent to or approval of any subsequent act. Any waiver must be in writing and will not be a waiver of any other matter concerning the same or any other provision of this Lease.

28.22 No Surrender. No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, will constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only a written notice from Landlord to Tenant will constitute acceptance of the surrender of the Premises and accomplish a termination of the Lease.

28.23 Number and Gender. As used in this Lease, the neuter includes masculine and feminine, the singular includes the plural and use of the word “including” will mean “including without limitation.”

28.24 Days. The term “days” will mean actual days occurring, including Saturdays, Sundays and Holidays, the term “Holidays” will mean all federally observed holidays, including New Year’s Day, Martin Luther King, Jr., Day, Presidents’ Day, Memorial Day, Juneteenth, Independence Day, Labor Day, Veteran’s Day, Thanksgiving Day, Christmas Eve, and Christmas Day, and the term “Business Days” will mean days other than Saturdays, Sundays and Holidays. If any item must be accomplished or delivered hereunder on a day that is not a Business Day, it will be timely to accomplish or deliver the same on the next Business Day.

28.25 Intentionally Omitted.

28.26 OFAC Compliance.

28.26.1 Tenant hereby represents and warrants to Landlord that Tenant and its directors, officers, employees, agents and affiliates are not, and during the Term will not be, Sanctioned Persons (defined below). A “Sanctioned Person” is (a) an entity or individual named on the Consolidated Sanctions List or the Specially Designated Nationals and Blocked Persons List maintained by the U.S. Office of Foreign Assets Control, or any successor list, or targeted by the U.S. Department of State under economic or financial sanctions or trade embargoes of the United States of America (collectively, the “Sanctions Laws”); (b) any other entity or individual with which an entity incorporated in the United States of America is prohibited from dealing pursuant to Sanctions Laws; or (c) any entity or individual acting on behalf of anyone described in the foregoing clauses of this definition.

28.26.2 Tenant represents and warrants that Tenant is, and during the Term will remain, in compliance with Sanctions Laws and Anti-Money Laundering Laws (defined below), and will not, directly or indirectly, take any action that would cause Tenant or Landlord to be in violation of Sanctions Laws or Anti-Money Laundering Laws. “Anti- Money Laundering Laws” means the U.S. Bank Secrecy Act, the USA PATRIOT Act, and all other laws of the United States of America that prohibit money laundering or other use of funds derived from illegal activity.

28.26.3 Tenant covenants to provide any information deemed necessary by Landlord to comply with Landlord’s obligations under Sanctions Laws or Anti-Money Laundering Laws, and this obligation will survive the termination of this Lease. Breach of any of the foregoing representations, warranties and covenants will be considered a Default under this Lease and will entitle Landlord to pursue all rights and remedies available to Landlord under this Lease and/or applicable Laws.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

LANDLORD:

30 MONTGOMERY PARTNERS, LLC,
a Delaware limited liability company

By:	30 MONTGOMERY PARTNERS JV, LLC,
a Delaware limited liability company, its Sole Member

By:	ASVRF MONTGOMERY JERSEY CITY, LLC,
a Delaware limited liability company, its Manager

By:	ASVRF MANAGEMENT, LLC,
a Delaware limited liability company, its Manager

By:	AMERICAN REALTY ADVISORS, LLC,
a Delaware limited liability company, its Manager

By:	/s/ Michael Gelber

Printed Name:	Michael Gelber

Title:	Authorized Representative
Date:	October 11, 2022

TENANT:

YGF OATS LIFE LLC,
a Texas limited liability company

By:	/s/ Kui Shi

Printed Name:	Kui Shi

Title:	Manager
Date:	October 11, 2022

EXHIBIT A

FLOOR PLAN OF PREMISES

EXHIBIT A

EXHIBIT B

SITE PLAN OF BUILDING

EXHIBIT B

EXHIBIT C

LEGAL DESCRIPTION

ALL THAT CERTAIN TRACT, PARCEL AND LOT OF LAND LYING AND BEING SITUATE IN THE CITY OF JERSEY CITY, COUNTY OF HUDSON, STATE OF NEW JERSEY, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE INTERSECTION OF THE NORTHERLY LINE OF MONTGOMERY STREET (100’ WIDE) AND THE EASTERLY LINE OF GREENE STREET (60’ WIDE) AND RUNNING; THENCE

1. ALONG THE EASTERLY LINE OF GREENE STREET, NORTH 8 DEGREES 43 MINUTES 40 SECONDS EAST, A DISTANCE OF 167.50 FEET TO A POINT IN THE SOUTHERLY LINE OF CHRISTOPHER COLUMBUS DRIVE (FORMERLY RAILROAD AVENUE, 80’ WIDE) THENCE

2. ALONG THE SOUTHERLY LINE OF CHRISTOPHER COLUMBUS DRIVE, ON A CURVE TO THE RIGHT HAVING A RADIUS OF 4,040.00 FEET, AN ARC LENGTH OF 152.34 FEET TO A POINT; THENCE

3. SOUTH 8 DEGREES 33 MINUTES 00 SECONDS WEST, A DISTANCE OF 155.02 FEET TO A POINT IN THE NORTHERLY LINE OF MONTGOMERY STREET; THENCE

4. ALONG THE NORTHERLY LINE OF MONTGOMERY STREET, NORTH 81 DEGREES 26 MINUTES 50 SECONDS WEST, A DISTANCE OF 152.32 FEET TO THE POINT AND PLACE OF BEGINNING.

BEING ALSO KNOWN AS:

LOT 1, BLOCK 11605, ON THE OFFICIAL TAX MAP OF JERSEY CITY

EXHIBIT C

EXHIBIT D

TERM CERTIFICATION

The undersigned, as Tenant, under that certain lease dated [                                ] (the “Lease”), with [__________________________], as Landlord, hereby certifies as follows:

1. That the undersigned has entered into occupancy of the Premises described in the Lease.

2. That the Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way, except as follows: ________________________________________________________________________.

3. That the Lease represents the entire agreement between the parties as to said leasing.

4. That the Commencement Date of the Lease is: _____________________. The Lease expires on _____________________.

5. That all improvements to have been constructed or completed by Landlord have been substantially completed in a satisfactory manner and all conditions of the Lease to be performed by Landlord and necessary to the enforceability of the Lease have been satisfied.

6. That there are no defaults by either Tenant or Landlord under the Lease.

7. That no rents have been prepaid, other than as provided in the Lease.

8. That on this date there are no existing defenses or offsets, which the undersigned has against the enforcement of the Lease by Landlord.

9. That the undersigned has received ___ set(s) of keys to the Premises on this date.

EXECUTED this ___________ day of _____________________________, 20___.

TENANT:

[_______________________________],
a [_______________]

By:

Printed Name:
Title:

EXHIBIT D

EXHIBIT E

INTENTIONALLY OMITTED

EXHIBIT E

EXHIBIT E-1

LANDLORD WORK / TENANT IMPROVEMENTS

Tenant hereby accepts the Premises in their “AS-IS” condition, and Landlord will have no obligation to perform any work therein (including, without limitation, demolition of any improvements existing therein or construction of any tenant finish-work or other improvements therein), and will not be obligated to reimburse Tenant or provide an allowance for any costs related to the demolition or construction of improvements therein. Any additions, alterations or improvements desired to be made by Tenant will be subject to the terms of Article 10 of this Lease.

EXHIBIT E-1

EXHIBIT E-2

CONSTRUCTION RULES

1. All contractors, subcontractors, and materialmen (“Contractor Parties”) will check in and out with property management, will be appropriately dressed and will display a courteous demeanor towards tenants, customers, visitors and general public. No Contractor Parties will remain in the Project after work hours.

2. All Contractor Parties will clean the job site after meals are eaten. Alcoholic beverages and drugs are not to be brought into, or consumed in the Project. Personnel appearing to be under the influence of either alcoholic beverages or drugs will not be allowed into the Project.

3. Parking for all personnel must be arranged prior to commencement of work, and will be provided in designated areas only. Vehicles in unapproved areas will be subject to citation and towing without notice. Any parking charges are the sole responsibility of the Contractor Parties.

4. All materials are to be stored at the job site or in designated storage areas. No materials are to be stored in corridors or in public areas. Landlord may provide minimum secured storage for materials with prior arrangement.

5. All work areas are to be visually and materially protected from the tenants and general public. If required by Landlord, the job site will be sealed off from the balance of the adjoining space so as to minimize the disbursement of dirt, debris and noise.

6. Radios or other excessive noise are not permitted.

7. The use of toxic materials or odor-causing liquids must be scheduled with Landlord in advance and prior notice must be given to the tenants adjacent to the job site.

8. All non-job site areas are to be kept clean and dust free. No material residue will be tracked through corridors or public areas.

9. Contractor Parties will ensure the job site is left clean and secure at the completion of each work day. Trash and excess materials will (a) not remain on, in, or at the job site; (b) be disposed of in bins or by truck promptly; (c) not be staged in storage at the job site in any public or adjacent areas; and (d) will not be disposed of in the Project’s trash receptacles.

10. These Construction Rules will remain subject to change based upon guidelines, rules, and regulations provided from time to time by the Centers for Disease Control and Prevention (“CDC”), Building Owners and Managers Association International (“BOMA”), Occupational Safety and Health Administration (“OSHA”), and others. To the extent the guidelines, rules, and regulations promulgated and developed by the CDC, OSHA, BOMA, and other applicable organizations (collectively, the “Guidelines”) and any and all Laws conflict with these Construction Rules or provide more stringent requirements than these Construction Rules, the Guidelines and Laws will apply. Contractor Parties must at all times comply with all applicable Laws and Guidelines.

EXHIBIT E-2

EXHIBIT F

BUILDING SERVICES

Subject to all Laws applicable thereto and the Rules and Regulations, Landlord agrees to furnish the following services in a manner that such services are customarily furnished to comparable projects in the area:

1. Electrical power for normal general office use, as determined by Landlord.

2. HVAC, when necessary for normal comfort for normal office use of the Premises during Business Hours, except that, at Landlord’s option, HVAC during Business Hours on Saturdays (if any) will be upon Tenant’s request only. If Tenant desires HVAC at any time outside of Business Hours, Landlord will use reasonable efforts to furnish such service upon reasonable notice from Tenant, and Tenant will pay Landlord’s then-standard charges therefor on demand.

3. City water from the regular Building outlets for drinking, lavatory and toilet purposes.

4. Maintenance of the Common Areas.

5. Non-exclusive automatic passenger elevator service, provided that the number of elevators available after Business Hours may be limited as Landlord deems reasonably necessary.

6. Replacement for building standard lights bulbs. Tenant will bear the cost of replacement of non standard bulbs, and all fixtures, starters and ballasts within the Premises.

7. Restroom supplies.

8. Janitorial services five (5) days per week, except for Holidays, in and about the Premises and window washing services in a manner consistent with other comparable buildings in the vicinity of the Building.

9. Landlord may, from time to time, provide such on-premises courtesy personnel (who will not necessarily have any responsibilities for any security), the cost of which will be an Operating Cost hereunder; but Landlord makes no representation or warranty, written or oral, express or implied, that any security will be provided to the Project, or if provided, what the level of that security may be. Landlord does not guarantee any level of security and is released from any responsibility for any Claims based upon assertions that Landlord failed to provide adequate security to the Project, the Premises, or otherwise.

“Business Hours” will mean Monday through Friday, from 8:00 a.m. to 6:00 p.m. and Saturdays from 8:00 a.m. to 1:00 p.m., excluding Holidays, which hours will be subject to change by Landlord from time to time.

EXHIBIT F

EXHIBIT G

RULES AND REGULATIONS

1. Tenant will cause all third parties providing work or services in the Project to or on behalf of Tenant (other than on an occasional or incidental basis) to carry the commercial general liability, worker’s compensation and automobile insurance Tenant is required to carry under Article 17 and to comply with the requirements of Article 17 applicable to such insurance (including naming Landlord and the other required parties as additional insureds under the commercial general liability policy and providing the required certificates of insurance).

2. The Common Areas will not be obstructed by any of the tenants or used by them for any purpose other than for ingress to and egress from their respective premises. The Common Areas are not for the general public, and Landlord will in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation, and interest of the Project and its tenants; provided that nothing herein contained will be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. If the responsibility for the HVAC system is not a tenant’s, no tenant and no employee or invitee of any tenant will go upon the roof of the Project except in the case of maintenance of the HVAC system.

3. No cooking will be done or permitted on the Premises except that private use by Tenant of approved microwave ovens, equipment for brewing coffee, tea, hot chocolate, and similar beverages will be permitted, provided that such use is in accordance with all Laws.

4. No animals (except for service animals) will be brought or kept in the Premises or the Project.

5. Landlord will in no case be liable for damages for any error with regard to the admission to or exclusion from the Project of any person in the case of invasion, mob, riot, public excitement, or other circumstances rendering such action advisable in Landlord’s opinion. Landlord reserves the right to prevent access to the Project during the continuance of the same by such action as Landlord may deem appropriate, including closing doors.

6. No curtains, draperies, blinds, shutters, shades, screens, or other coverings, hangings, or decorations will be attached to, hung, or placed in, or used in connection with, any window of the Project.

7. Tenant will ensure that all water faucets, water apparatus, and utilities are shut off before Tenant or Tenant’s employees leave the Premises so as to prevent waste or damage. For any failure or carelessness in this regard, Tenant will make good all injuries sustained by other tenants or occupants of the Project or Landlord.

8. The toilet rooms, toilets, urinals, wash bowls, and other apparatus will not be used for any purpose other than that for which they are constructed, no foreign substance of any kind whatsoever will be thrown therein, and the expense of any breakage, stoppage, or damage to the portions of the sewer line that are Landlord’s responsibility, if any, resulting from the violation of this rule will be borne by the tenants who, or whose employees or invitee, will have caused it.

9. No tenant will install any radio or television antenna, loudspeaker, or other device on the roof or exterior walls of the Project. No TV or radio or recorder will be played in such a manner as to cause a nuisance to any other tenant.

10. No material will be placed in the trash bins or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the locale without being in violation of any law or ordinance governing such disposal. Tenant will not overload or cause to be overloaded the trash bins or trash container areas. Landlord will have the right to charge Tenant for any extra trash removal necessitated by extraordinary trash volume from the Premises. Each tenant will comply with any and all Laws regarding recycling or with Landlord’s recycling policy as part of Landlord’s sustainability practices if more stringent than applicable Laws.

EXHIBIT G

11. Canvassing, soliciting, distribution of handbills, or any other written material and peddling in the Project are prohibited, and each tenant will cooperate to prevent the same.

12. Except in a case of emergency, the requirements of tenants will be attended to only upon application in writing at the office of the Project or by facsimile transmitted to the office of the Project manager. Employees of Landlord will not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

13. Tenant will not conduct in or about the Project any auction, public or private, without the prior written approval Landlord.

14. Tenant will not cause improper noises, vibrations, or odors within the Project.

15. Tenant will not mark, paint, drill into, cut, string wires within, or in any way deface any part of the Project, without the prior consent of Landlord, and as Landlord may direct.

16. Tenant will not place objects on window sills or otherwise obstruct the exterior wall window covering.

17. Tenant will keep all fire doors and all smoke doors closed at all times.

18. Tenant will not use any portion of the Premises for lodging.

19. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord is intoxicated or under the influence of liquor or drugs, or who will in any manner do any act in violation of any of these rules and regulations.

20. Tenant will not park or attach any bicycle or motor driven cycle on or to any part of the Premises or Building.

21. This is a non-smoking facility. Smoking is prohibited within the confines of the Building.

22. Provided Landlord acts in good faith pursuant to sound operating procedures, Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord will be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

23. These Rules and Regulations are in addition to, and will not be construed to in any way modify or amend, in whole or in part, the agreements, covenants, conditions, and provisions of any lease of premises in the Building.

24. Landlord reserves the right to modify the foregoing and promulgate such other rules and regulations as Landlord may from time to time decide are needed for the safety, care, or cleanliness of the Project, for the preservation of good order therein, or as changed conditions or particular circumstances may require.

25. These Rules and Regulations will remain subject to change based upon guidelines, rules, and regulations provided from time to time by the Centers for Disease Control and Prevention (“CDC”), Building Owners and Managers Association International (“BOMA”), Occupational Safety and Health Administration (“OSHA”), and others. To the extent the guidelines, rules and regulations promulgated and developed by the CDC, OSHA, BOMA, and other applicable organizations (collectively, the “Guidelines”) and any and all Laws conflict with these Rules and Regulations or provide more stringent requirements than these Rules and Regulations, the Guidelines and Laws will apply. Tenant must at all times comply with all applicable Laws and Guidelines.

Sustainability Provisions:

1. Landlord encourages tenants to look for environmentally preferable products for their purchasing and procurement practices. Tenants will install only high efficiency/low or no mercury lamps throughout their premises.

2. Landlord may adopt a green cleaning policy for the Project that provides strategies and guidelines for the selection and use of safe cleaning products and procedures. All cleaning vendors, janitorial staff, and maintenance staff must comply with the policy. If a tenant is responsible for cleaning their own premises, they will also abide by the green cleaning policy to prevent contamination of occupants of the Building.

3. Tenant will use proven energy and water efficiency measures, including energy-efficient bulbs in task lighting, lighting controls, daylighting to avoid over-lighting interior spaces, closing shades on the south side of the Building to avoid overheating the Premises, turning off lights and equipment at the end of the work day, selecting plumbing fixtures that are certified by the U.S. EPA’s Water Sense® program, and purchasing ENERGY STAR® qualified equipment, including but not limited to lighting, office equipment, kitchen equipment, vending machines, and ice machines.

EXHIBIT G

EXHIBIT H

PARKING AGREEMENT

Tenant’s use of the parking areas serving the Project will be subject to the following:

1. Parking will not be permitted for Tenant or its employees in the Project over and above the number of spaces designated on the Lease Summary and any parking by Tenant or its employees in excess of such number of spaces will be a Default under this Lease.

2. All parking areas will be under the control of Landlord, and Tenant agrees that all Tenant Related Parties will conform to such reasonable written parking regulations, conditions and provisions as may from time to time be prescribed by Landlord, provided the same do not increase Tenant’s obligations or decrease Tenant’s rights.

3. If Tenant is not permitted to utilize the parking areas at any time through no direct intentional act of Landlord, such facts will never be deemed to be a default by Landlord so as to permit Tenant to terminate this Lease (either in whole or in part) or pursue other remedies. Landlord agrees to use reasonable efforts to provide alternate parking for use by Tenant in reasonable proximity to the Building. Landlord will not be responsible for enforcing Tenant’s parking rights against any third parties.

4. The parking areas will include those areas designated by Landlord as unrestricted parking areas. Any restricted parking areas will be leased only by separate license agreement with Landlord.

5. Landlord will be entitled to utilize whatever access device Landlord deems necessary (including but not limited to the issuance of parking stickers or access cards) to restrict access to parking areas. In the event any Tenant Related Parties wrongfully use the parking areas, Landlord will be entitled and is hereby authorized to impose upon Tenant a charge of $25.00 for each such occurrence. Tenant hereby agrees to pay all amounts becoming due hereunder as Additional Rent upon demand therefor, and the failure to pay any such amount will additionally be deemed a Default.

6. All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant’s business operated in the Premises, parked within designated parking spaces, one (1) vehicle to each space. No vehicle will be parked as a “billboard” vehicle in the parking lot. Any vehicle parked improperly may be towed away. Any Tenant Related Parties who do not operate or park their vehicles as required will subject the vehicle to being towed at the expense of the owner or driver and/or having a “boot” placed on the vehicle to immobilize it, in which case a charge of $50.00 may be levied to remove the “boot.” Tenant will indemnify, hold and save harmless Landlord of any Claims arising from the towing or booting of any unauthorized vehicles.

7. Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the parking area, or relocate Tenant’s parking passes to other parking areas within a reasonable distance of the Premises, for purposes of permitting or facilitating any such construction, alteration or improvements with respect to the parking area or to accommodate or facilitate renovation, alteration, construction or other modification of other improvements or structures located in the Project.

EXHIBIT H

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